As filed with the Securities and Exchange Commission on July 8, 2013

Registration Statement No. 333-189231

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NAVIOS MARITIME HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Republic of Marshall Islands	4412	98-0384348
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Nr.)

Navios Maritime Holdings Inc.

85 Akti Miaouli Street\Piraeus, Greece 185 38

(011) +30-210-4595000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Trust Company of the Marshall Islands, Inc.

Trust Company Complex, Ajeltake Island

P.O. Box 1405

Majuro, Marshall Islands MH96960

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Kenneth Koch

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

The Chrysler Center

666 Third Avenue

New York, New York 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock, $ .0001 par value	(4)
Preferred Stock(5)	(4)
Warrants	(4)
Debt Securities	(4)
Units	(4)
Total	$500,000,000	$68,200*

*	Previously paid.
(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate number of warrants to purchase common stock, and such indeterminate number of debt securities as shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of preferred stock or pursuant to the antidilution provisions of any such securities. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any such securities. The securities registered also include such indeterminate amounts and numbers of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants, that are issued in units or pursuant to the anti-dilution provisions of any such securities.
(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3)	The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(4)	Not required to be included in accordance with General Instruction II.F of Form F-3.
(5)	Preferred stock may be represented by American Depositary Shares. American Depositary Shares issuable on deposit of the preferred stock registered hereby will also be registered pursuant to a separate Registration Statement on Form F-6.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 8, 2013

PROSPECTUS

NAVIOS MARITIME HOLDINGS INC.

$500,000,000

COMMON STOCK

PREFERRED STOCK

AMERICAN DEPOSITARY SHARES

WARRANTS

DEBT SECURITIES

UNITS

We may, from time to time, issue up to $500,000,000 aggregate principal amount offering price of common stock, preferred stock, which may be represented by American Depositary Shares, or ADSs, warrants, units, and/or debt securities. We will specify in an accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

Our common stock is quoted on the New York Stock Exchange under the symbol “NM.” On July 3, 2013, the last reported sale price of our common stock was $5.41 per share.

Investing in our securities involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

THE DATE OF THIS PROSPECTUS IS             , 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of U.S. $500,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In any applicable prospectus supplements, we may add to, update or change any of the information contained in this prospectus.

PROSPECTUS SUMMARY

The following is only a summary. We urge you to read the entire prospectus and applicable prospectus supplement, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. An investment in our securities involves risks. Therefore, carefully consider the information provided under the heading “Risk Factors” beginning on page 3.

Introduction

Navios Maritime Holdings Inc. (“Navios Holdings” or the “Company”) is a global, vertically integrated seaborne shipping and logistics company focused on the transport and transshipment of drybulk commodities including iron ore, coal and grain. For over 50 years, Navios Holdings has had an in-house technical ship management expertise that has worked with producers of raw materials, agricultural traders and exporters, industrial end-users, ship owners, and charterers. Navios Holdings’ current core fleet (excluding those of Navios South American Logistics (“Navios Logistics”)), the average age of which is approximately 6.3 years, consists of a total of 60 vessels, aggregating approximately 5.8 million dwt. Navios Holdings owns ten Capesize vessels (169,000-181,000 dwt), 14 modern Ultra Handymax vessels (50,000-61,000 dwt), 15 Panamax vessels (70,000-83,000 dwt) and one Handysize vessel. It also time charters-in and operates a fleet of six Ultra Handymax, one Handysize, six Panamax, and seven Capesize vessels, 17 of which are currently in operation, with the remaining three scheduled for delivery on various dates through April 2016. Navios Holdings has options to acquire 11 of the 20 time chartered-in vessels (on one of which Navios Holdings holds an initial 50% purchase option).

Navios Holdings also offers commercial and technical management services to Navios Maritime Partners L.P.’s (“Navios Partners”) and Navios Maritime Acquisition Corporation’s (“Navios Acquisition”) fleets.

Navios Holdings’ strategy and business model focuses on:

•

Operating of a high quality, modern fleet. Navios Holdings owns and charters in a modern, high quality fleet, having an average age of approximately 6.3 years that provides numerous operational advantages including more efficient cargo operations, lower insurance and vessel maintenance costs, higher levels of fleet productivity, and an efficient operating cost structure.

•

Pursuing an appropriate balance between vessel ownership and a long-term chartered-in fleet. Navios Holdings controls, through a combination of vessel ownership and long-term time chartered vessels, approximately 5.8 million dwt in tonnage, making Navios Holdings one of the largest independent drybulk operators in the world. Navios Holdings’ ability, through its long-standing relationships with various shipyards and trading houses, to charter-in vessels at favorable rates allows it to control additional shipping capacity without the capital expenditures required by new vessel acquisition. In addition, having purchase options on 11 of the 20 time chartered vessels (including those to be delivered) permits Navios Holdings to determine when is the most commercially opportune time to own or charter-in vessels. Navios Holdings intends to monitor developments in the sales and purchase market to maintain the appropriate balance between owned and long-term time chartered vessels.

•

Capitalizing on Navios Holdings’ established reputation. Navios Holdings believes its reputation and commercial relationships enable it to obtain favorable long-term time charters, enter into the freight market and increase its short-term tonnage capacity to complement the capacity of its core fleet, as well as to obtain access to cargo freight opportunities through contract of affreightment (“COA”) arrangements not readily available to other industry participants. This reputation has also enabled Navios Holdings to obtain favorable vessel acquisition terms as reflected in the purchase options contained in some of its long-term charters.

•

Utilizing industry expertise to take advantage of market volatility. The drybulk shipping market is cyclical and volatile. Navios Holdings uses its experience in the industry, sensitivity to trends, and knowledge and expertise as to risk management and Forward Freight Agreements (“FFAs”) to hedge against, and in some cases, to generate profit from, such volatility.

•

Maintaining high fleet utilization rates. The shipping industry uses fleet utilization to measure a company’s efficiency in finding suitable employment for its vessels and minimizing the days its vessels are off-hire. At 98.2% as of December 31, 2012, Navios Holdings believes that it has one of the highest fleet utilization rates in the industry.

•

Maintaining customer focus and reputation for service and safety. Navios Holdings is recognized by its customers for the high quality of its service and safety record. Navios Holdings’ high standards for performance, reliability, and safety provide Navios Holdings with an advantageous competitive profile.

•

Enhancing vessel utilization and profitability through a mix of spot charters, time charters, and COAs and strategic backhaul and triangulation methods. Specifically, this strategy is implemented as follows:

•	The operation of voyage charters or spot fixtures for the carriage of a single cargo from load port to discharge port;

•

The operation of time charters, whereby the vessel is hired out for a predetermined period but without any specification as to voyages to be performed, with the ship owner being responsible for operating costs and the charterer for voyage costs; and

•

The use of COAs, under which Navios Holdings contracts to carry a given quantity of cargo between certain load and discharge ports within a stipulated time frame, but does not specify in advance which vessels will be used to perform the voyages.

In addition, Navios Holdings attempts, through selecting COAs on what would normally be backhaul or ballast legs, to enhance vessel utilization and, hence, profitability. In such cases, the cargoes are used to position vessels at or near major loading areas (such as the Gulf of Mexico) where spot cargoes can readily be obtained. This reduces ballast time as a percentage of the round voyage. This strategy is referred to as triangulation.

Navios Holdings is one of relatively few major owners and operators of this type in the drybulk market, and has vast experience in this area. In recent years, it has further raised the commercial sophistication of its business model by using market intelligence derived from its risk management operations and, specifically, its freight derivatives hedging desk, to make more informed decisions regarding the management of its fleet.

Competitive Advantages

Controlling approximately 5.8 million dwt (excluding Navios Logistics) in drybulk tonnage, Navios Holdings is one of the largest independent drybulk operators in the world. Management believes that Navios Holdings occupies a competitive position within the industry in that its reputation in the global drybulk markets permits it to enter into at any time, and take on spot, medium or long-term freight commitments, depending on its view of future market trends. In addition, many of the long-term charter deals that form the core of Navios Holdings’ fleet were brought to the attention of Navios Holdings prior to even being quoted in the open market. Even in the open market, Navios Holdings’ solid reputation allows it to take in large amounts of tonnage on a short, medium, or long-term basis on very short notice. This ability is possessed by relatively few ship owners and operators, and is a direct consequence of Navios Holdings’ market reputation for reliability in the performance of its obligations in each of its roles as a ship owner, COA operator, and charterer. Navios Holdings, therefore, has much greater flexibility than a traditional ship owner or charterer to quickly go “long” or “short” relative to the drybulk markets.

Navios Holdings’ long involvement and reputation for reliability in the Asian Pacific region have also allowed it to develop privileged relationships with many of the largest trading houses in Japan, such as Marubeni Corporation and Mitsui & Co. Through these institutional relationships, Navios Holdings has obtained relatively low-cost, long-term charter-in deals, with options to extend time charters and options to purchase the majority of the vessels. Through its established reputation and relationships, Navios Holdings has had access to opportunities not readily available to most other industry participants who lack Navios Holdings’ brand recognition, credibility, and track record.

In addition to its long-standing reputation and flexible business model, management believes that Navios Holdings is well-positioned in the drybulk market on the basis of the following factors:

•

A high-quality, modern fleet of vessels that provides a variety of operational advantages, such as lower insurance premiums, higher levels of productivity, and efficient operating cost structures, as well as a competitive advantage over owners of older fleets, especially in the time charter market, where age and quality of a vessel are of significant importance in competing for business;

•

A core fleet which has been chartered-in (some through 2026, assuming minimum available charter extension periods are exercised) on attractive terms that allow Navios Holdings to charter-out the vessels at an attractive spread during strong markets and to weather down cycles in the market while maintaining low operating expenses;

•	Strong cash flows from creditworthy counterparties;

•

Strong commercial relationships with both freight customers and Japanese trading houses and ship owners, providing Navios Holdings with access to future attractive long-term time charters on newbuildings with valuable purchase options;

•

Strong in-house technical management team who oversee every step of technical management, from the construction of the vessels in Japan or Korea to subsequent shipping operations throughout the life of a vessel, including the superintendence of maintenance, repairs and drydocking, providing efficiency and transparency in Navios Holdings’ owned fleet operations; and

•	Visibility into worldwide commodity flows through its physical shipping operations and port terminal operations in South America.

Management intends to maintain and build on these qualitative advantages, while at the same time continuing to benefit from Navios Holdings’ reputation.

RISK FACTORS

Some of the following risks relate principally to the industry in which we operate and our business in general. Other risks relate principally to the securities market and ownership of our common stock. You should carefully consider each of the following risks together with the other information incorporated into this prospectus when evaluating the Company’s business and its prospect. The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties not presently known to the Company or that the Company currently considers immaterial may also impair the Company’s business operations. If any of the following risks relating to our business and operations actually occur, our business, financial condition and results of operations could be materially and adversely affected and in that case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Associated with the Shipping Industry and Our Drybulk Operations

The cyclical nature of the international drybulk shipping industry may lead to decreases in charter rates and lower vessel values, which could adversely affect our results of operations and financial condition.

The shipping business, including the dry cargo market, is cyclical in varying degrees, experiencing severe fluctuations in charter rates, profitability and, consequently, vessel values. For example, during the period from January 1, 2011 to March 31, 2013, the Baltic Exchange’s Panamax time charter average daily rates experienced a low of $3,336 and a high of $17,115. Additionally, during the period from January 1, 2011 to March 31, 2013, the Baltic Exchange’s Capesize time charter average daily rates experienced a low of $2,644 and a high of $32,889 and the Baltic Exchange Dry Index experienced a low of 647 points and a high of 2,173 points. Navios Holdings anticipates that the future demand for its drybulk carriers and drybulk charter rates will be dependent upon demand for imported commodities, economic growth in the emerging markets, including the Asia Pacific region, India, Brazil and Russia, and in the rest of the world, seasonal and regional changes in demand and changes to the capacity of the world fleet. Recent adverse economic, political, social or other developments can decrease demand and prospects for growth in the shipping industry and thereby could reduce revenue significantly. The market supply of drybulk carriers has been increasing, as the number of drybulk carriers on order was recently near historic highs. These newbuildings were delivered in significant numbers starting at the beginning of 2006 and continued to be delivered in significant numbers through 2012. While vessel supply will continue to be affected by the delivery of new vessels and the removal of vessels from the global fleet, either through scrapping or accidental losses, an over-supply of drybulk carrier capacity could exacerbate the recent decrease in charter rates or prolong the period during which low charter rates prevail. Continuous declines in demand for commodities transported in drybulk carriers or an increase in supply of drybulk vessels could cause a further decline in charter rates, which could materially adversely affect our results of operations and financial condition. If we sell a vessel at a time when the market value of our vessels has fallen, the sale may be at less than the vessel’s carrying amount, resulting in a loss.

The demand for vessels has generally been influenced by, among other factors:

•	global and regional economic conditions;

•	developments in international trade;

•	changes in seaborne and other transportation patterns, such as port congestion and canal closures;

•	weather and crop yields;

•	armed conflicts, acts of piracy and terrorist activities;

•	political developments; and

•	embargoes and strikes.

The supply of vessel capacity has generally been influenced by, among other factors:

•	the number of vessels that are in or out of service;

•	the scrapping rate of older vessels;

•	port and canal traffic and congestion;

•	the number of newbuilding deliveries; and

•	vessel casualties.

Disruptions in world financial markets and the resulting governmental action in Europe, the United States and other parts of the world could have a material adverse impact on our ability to obtain financing required to acquire vessels or new businesses. Furthermore, such a disruption would adversely affect our results of operations, financial condition and cash flows and could cause the market price of our shares to decline.

Concerns relating to the European sovereign debt crisis have recently intensified. While Greece, Portugal, Ireland, Spain and Cyprus have been the most affected countries thus far, with each agreeing to a rescue package with the European Union and the International Monetary Fund, there are fears that other European countries may be further affected by increasing public debt burdens and weakening economic growth prospects. On January, 13, 2012, Standard and Poor’s Rating Services (“Standard and Poor’s”) downgraded the long-term ratings for nine Eurozone nations, including France, Italy and Spain. Since then, Standard and Poor’s, Moody’s Investors Service and other credit ratings agencies have further downgraded certain Eurozone nations. Most recently Fitch Ratings’ downgraded Italy’s sovereign credit rating on March 8, 2013. Such downgrades could negatively affect those countries’ ability to access the public debt markets at reasonable rates or at all, materially affecting the financial conditions of banks in those countries, including those with which we maintain cash deposits and equivalents, or on which we rely on to finance our vessel and new business acquisitions.

Cash deposits and cash equivalents in excess of amounts covered by government-provided insurance are exposed to loss in the event of non-performance by financial institutions. We maintain cash deposits and equivalents in excess of government-provided insurance limits at banks in Greek and other European banks, which may expose us to a loss of cash deposits or cash equivalents.

In addition, the availability of borrowings under our revolving credit facility with Cyprus Popular Bank Public Co. Ltd. may be affected by the agreement by Cyprus in March 2013 to restructure and recapitalize its banks in connection with its rescue package from the European Commission, European Central Bank and International Monetary Fund. Among other provisions, it was agreed that certain assets and liabilities of Cyprus Popular Bank Public Co. Ltd. would enter into receivership and the remaining assets and liabilities would be transferred to the Bank of Cyprus. As this restructuring process is on-going, the availability of our revolving credit facility has not been confirmed. If we are unable to borrow under this facility, we will need to seek other sources of financing which may be unavailable or may be more costly than our current facilities or subject us to more restrictions, which may have a material adverse impact on our ability to finance acquisitions of vessels or other assets or otherwise operate our business.

Furthermore, the United States and other parts of the world are exhibiting volatile economic trends and were recently in a recession. Despite signs of recovery, the outlook for the world economy remains uncertain. For example, the credit markets worldwide have experienced significant contraction, de-leveraging and reduced liquidity, and the U.S. federal government, state governments and foreign governments have implemented and are considering a broad variety of governmental action and/or new regulation of the financial markets. Additionally, uncertainty regarding tax policy and government spending in the United States has created an uncertain environment which could reduce demand for our services. Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements. The SEC, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and may effect changes in law or interpretations of existing laws. Recently, a number of financial institutions have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings or are in regulatory enforcement actions. These issues, along with the reprising of credit risk and the difficulties currently experienced by financial institutions, have made, and will likely continue to make, it difficult to obtain financing. As a result of the disruptions in the credit markets, many lenders have increased margins on lending rates, enacted tighter lending standards, required more restrictive terms (including higher collateral ratios for advances, shorter maturities and smaller loan amounts), or have refused to refinance existing debt at all. Additionally, certain banks that have historically been significant lenders to the shipping industry have reduced or ceased lending activities in the shipping industry. New banking regulations, including larger capital requirements and the resulting policies adopted by lenders, could reduce lending activities. We may experience difficulties obtaining financing commitments, including commitments to refinance our existing debt as balloon payments come due under our credit facilities, in the future if lenders are unwilling to extend financing to us or unable to meet their funding obligations due to their own liquidity, capital or solvency issues. Due to the fact that we would possibly cover all or a portion of the cost of any new vessel acquisition with debt financing, such uncertainty, combined with restrictions imposed by our current debt, could hamper our ability to finance vessels or new business acquisitions.

In addition, the economic uncertainty worldwide has markedly reduced demand for shipping services and has decreased shipping rates, which may adversely affect our results of operations and financial condition. Currently, the economies of China, Japan, other Pacific Asian countries and India are the main driving force behind the development in seaborne transportation. Reduced demand from such economies has driven decreased rates and vessel values.

We could face risks attendant to changes in economic environments, changes in interest rates, tax policies, and instability in certain securities markets, among other factors. Major market disruptions and the uncertainty in market conditions and the regulatory climate in the U.S., Europe and worldwide could adversely affect our business or impair our ability to borrow amounts under any future financial arrangements. The current market conditions may last longer than we anticipate. These recent and developing economic and governmental factors could have a material adverse effect on our results of operations, financial condition or cash flows.

Our growth depends on continued growth in demand for drybulk commodities and the shipping of drybulk cargoes.

Our growth strategy focuses on expansion in the drybulk shipping sector. Accordingly, our growth depends on continued growth in worldwide and regional demand for drybulk commodities and the shipping of drybulk cargoes, which could be negatively affected by a number of factors, such as declines in prices for drybulk commodities, or general political and economic conditions.

Reduced demand for drybulk commodities and the shipping of drybulk cargoes would have a material adverse effect on our future growth and could harm our business, results of operations and financial condition. In particular, Asian Pacific economies and India have been the main driving force behind the current increase in seaborne drybulk trade and the demand for drybulk carriers. A negative change in economic conditions in any Asian Pacific country, but particularly in China, Japan or India, may have a material adverse effect on our business, financial condition and results of operations, as well as our future prospects, by reducing demand and resultant charter rates.

When our contracts expire, we may not be able to successfully replace them.

The process for concluding contracts and longer term time charters generally involves a lengthy and intensive screening and vetting process and the submission of competitive bids. In addition to the quality and suitability of the vessel, medium and longer term shipping contracts tend to be awarded based upon a variety of other factors relating to the vessel operator, including:

•	environmental, health and safety record;

•	compliance with regulatory industry standards;

•	reputation for customer service, technical and operating expertise;

•	shipping experience and quality of ship operations, including cost-effectiveness;

•	quality, experience and technical capability of crews;

•	the ability to finance vessels at competitive rates and overall financial stability;

•	relationships with shipyards and the ability to obtain suitable berths;

•	construction management experience, including the ability to procure on-time delivery of new vessels according to customer specifications;

•	willingness to accept operational risks pursuant to the charter, such as allowing termination of the charter for force majeure events; and

•	competitiveness of the bid in terms of overall price.

As a result of these factors, when our contracts including our long-term charters expire, we cannot assure you that we will be able to replace them promptly or at all or at rates sufficient to allow us to operate our business profitably, to meet our obligations, including payment of debt service to our lenders, or to pay dividends. Our ability to renew the charter contracts on our vessels on the expiration or termination of our current charters, or, on vessels that we may acquire in the future, the charter rates payable under any replacement charter contracts, will depend upon, among other things, economic conditions in the sectors in which our vessels operate at that time and the financial sector, changes in the supply and demand for vessel capacity and changes in the supply and demand for the transportation of commodities as described above.

However, if we are successful in employing our vessels under longer-term time charters, our vessels will not be available for trading in the spot market during an upturn in the market cycle, when spot trading may be more profitable. If we cannot successfully employ our vessels in profitable charter contracts, our results of operations and operating cash flow could be materially adversely affected.

We may employ vessels on the spot market and thus expose ourselves to risk of losses based on short-term decreases in shipping rates.

We periodically employ some of our vessels on a spot basis. The spot charter market is highly competitive and freight rates within this market are highly volatile, while longer-term charter contracts provide income at pre-determined rates over more extended periods of time. We cannot assure you that we will be successful in keeping our vessels fully employed in these short-term markets, or that future spot rates will be sufficient to enable such vessels to be operated profitably. A significant decrease in spot market rates or our inability to fully employ our vessels by taking advantage of the spot market would result in a reduction of the incremental revenue received from spot chartering and adversely affect our results of operations, including our profitability and cash flows, with the result that our ability to pay debt service and dividends could be impaired.

Additionally, if the spot market rates or short-term time charter rates become significantly lower than the time charter equivalent rates that some of our charterers are obligated to pay us under our existing charters, the charterers may have incentive to default under that charter or attempt to renegotiate the charter. If our charterers fail to pay their obligations, we would have to attempt to re-charter our vessels at lower charter rates, which would affect our ability to comply with our loan covenants and operate our vessels profitably. If we are not able to comply with our loan covenants and our lenders choose to accelerate our indebtedness and foreclose their liens, we could be required to sell vessels in our fleet and our ability to continue to conduct our business would be impaired.

We depend upon significant customers for part of our revenues. The loss of one or more of these customers or a decline in the financial capability of our customers could materially adversely affect our financial performance.

We have derived a significant part of our revenue from a small number of charterers. During the three months ended March 31, 2013 and the fiscal years ended December 31, 2012, 2011 and 2010, we derived approximately 26.1%, 24.6%, 20.2% and 24.4%, respectively, of our gross revenues from four customers.

If one or more of our charterers is unable to perform under one or more charters with us and we are not able to find a replacement charter, or if a charterer exercises certain rights to terminate the charter, or if a charterer is unable to make its charter payments in whole or in part, we could suffer a loss of revenues that could materially adversely affect our business, financial condition and results of operations. For the three months ended March 31, 2013 and for the years ended December 31, 2012, 2011 and 2010, none of our customers accounted for more than 10% of the Company’s revenue.

We could lose a customer or the benefits of a time charter if, among other things:

•	the customer fails to make charter payments because of its financial inability, disagreements with us or otherwise, which risk is increasing due to the current economic environment;

•

the customer terminates the charter because we fail to deliver the vessel within a fixed period of time, the vessel is lost or damaged beyond repair, there are serious deficiencies in the vessel or prolonged periods of off-hire, default under the charter; or

•	the customer terminates the charter because the vessel has been subject to seizure for more than a specified number of days.

Furthermore, a number of our charters are at above-market rates, such that any loss of such charter may require us to recharter the vessel at significantly lower rates. Additionally, our charterers from time to time have sought to renegotiate their charter rates with us.

We are subject to certain credit risks with respect to our counterparties on contracts, and the failure of such counterparties to meet their obligations could cause us to suffer losses on such contracts and thereby decrease revenues.

We charter-out our vessels to other parties who pay us a daily rate of hire. We also enter into COAs pursuant to which we agree to carry cargoes, typically for industrial customers, who export or import drybulk cargoes. Additionally, we may enter into FFAs, parts of which are traded over-the-counter. We also enter into spot market voyage contracts, where we are paid a rate per ton to carry a specified cargo on a specified route. The FFAs and these contracts and arrangements subject us to counterparty credit risks at various levels. If the counterparties fail to meet their obligations, we could suffer losses on such contracts which could materially adversely affect our financial condition and results of operations. In addition, if a charterer defaults on a time charter, we may only be able to enter into new contracts at lower rates. It is also possible that we would be unable to secure a charter at all. If we re-charter the vessel at lower rates or not at all, our financial condition and results of operations could be materially adversely affected.

Certain of our long term charter-out contracts have been insured until the end of 2016 through an “AA” rated European Union insurance provider for a maximum cash payment of up to $120.0 million (including certain Navios Partners’ contracts). Our agreement provides that if the charterer goes into payment default, the insurer will reimburse us for the charter payments under the terms of the policy (subject to applicable deductibles and other customary limitations for such type of insurance).

Trading and complementary hedging activities in freight, tonnage and FFAs subject us to trading risks, and we may suffer trading losses which could adversely affect our financial condition and results of operations.

Due to drybulk shipping market volatility, success in this shipping industry requires constant adjustment of the balance between chartering-out vessels for long periods of time and trading them on a spot basis. A long-term contract to charter a vessel might lock us into a profitable or unprofitable situation depending on the direction of freight rates over the term of the contract. We seek to manage and mitigate that risk through trading and complementary hedging activities in freight, tonnage and FFAs. We are exposed to market risk in relation to our FFAs and could suffer substantial losses from these activities in the event that our expectations are incorrect. We trade FFAs with an objective of both economically hedging the risk on the fleet, specific vessels or freight commitments and taking advantage of short-term fluctuations in market prices. There can be no assurance that we will be able at all times to successfully protect ourselves from volatility in the shipping market. We may not successfully mitigate our risks, leaving us exposed to unprofitable contracts, and may suffer trading losses resulting from these hedging activities.

In our hedging and trading activities, we focus on short-term trading opportunities in which there are adequate liquidity in order to limit the risk we are taking. There can be no assurance we will be successful in limiting our risk, that significant price spikes will not result in significant losses, even on short-term trades, that liquidity will be available for our positions, or that all trades will be done within our risk management policies. Any such risk could be significant. In addition, the performance of our trading activities can significantly increase the variability of our operating performance in any given period and could materially adversely affect our financial condition. The FFA market has experienced significant volatility in the past few years and, accordingly, recognition of the changes in the fair value of FFAs could in the future cause significant volatility in earnings.

We are subject to certain operating risks, including vessel breakdowns or accidents, that could result in a loss of revenue from the chartered-in vessels and which in turn could have an adverse effect on our results of operations or financial condition.

Our exposure to operating risks of vessel breakdown and accidents mainly arises in the context of our owned vessels. The rest of our core fleet is chartered-in under time charters and, as a result, most operating risks relating to these time chartered vessels remain with their owners. If we pay hire on a chartered-in vessel at a lower rate than the rate of hire it receives from a sub-charterer to whom we have chartered out the vessel, a breakdown or loss of the vessel due to an operating risk suffered by the owner will, in all likelihood, result in our loss of the positive spread between the two rates of hire. Although we maintain insurance policies (subject to deductibles and exclusions) to cover us against the loss of such spread through the sinking or other loss of a chartered-in vessel, we cannot assure you that we will be covered under all circumstances or that such policies will be available in the future on commercially reasonable terms. Breakdowns or accidents involving our vessels and losses relating to chartered vessels which are not covered by insurance would result in a loss of revenue from the affected vessels adversely affecting our financial condition and results of operations.

The operation of ocean-going vessels entails the possibility of marine disasters including damage or destruction of the vessel due to accident, the loss of a vessel due to piracy or terrorism, damage or destruction of cargo and similar events that may cause a loss of revenue from affected vessels and damage our business reputation, which may in turn lead to loss of business.

The operation of ocean-going vessels entails certain inherent risks that may materially adversely affect our business and reputation, including:

•	the damage or destruction of vessels due to marine disaster such as a collision;

•	the loss of a vessel due to piracy and terrorism;

•	cargo and property losses or damage as a result of the foregoing or drastic causes such as human error, mechanical failure and bad weather;

•	environmental accidents as a result of the foregoing; and

•	business interruptions and delivery delays caused by mechanical failure, human error, war, terrorism, political action in various countries, labor strikes or adverse weather conditions.

Any of these circumstances or events could substantially increase our costs. For example, the costs of replacing a vessel or cleaning up environmental damage could substantially lower our revenues by taking vessels out of operation permanently or for periods of time. Furthermore, the involvement of our vessels in a disaster or delays in delivery, damage or the loss of cargo may harm our reputation as a safe and reliable vessel operator and cause us to lose business.

The operation of vessels, such as dry bulk carriers, has certain unique risks. With a dry bulk carrier, the cargo itself and its interaction with the vessel can be an operational risk. By their nature, dry bulk cargoes are often heavy, dense, easily shift, and react badly to water exposure. In addition, dry bulk carriers are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold) and small bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach at sea. Hull breaches in dry bulk carriers may lead to the flooding of the vessels’ holds. If a dry bulk carrier suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel’s bulkheads leading to the loss of a vessel.

The total loss or damage of any of our vessels or cargoes could harm our reputation as a safe and reliable vessel owner and operator. If we are unable to adequately maintain or safeguard our vessels, we may be unable to prevent any such damage, costs, or loss that could negatively impact our business, financial condition, results of operations, cash flows and ability to pay dividends.

Some of these inherent risks could result in significant damage, such as marine disaster or environmental incidents, and any resulting legal proceedings may be complex, lengthy, costly and, if decided against us, any of these proceedings or other proceedings involving similar claims or claims for substantial damages may harm our reputation and have a material adverse effect on our business, results of operations, cash flow and financial position. In addition, the legal systems and law enforcement mechanisms in certain countries in which we operate may expose us to risk and uncertainty. Further, we may be required to devote substantial time and cost defending these proceedings, which could divert the attention of management from our business.

Any of these factors may have a material adverse effect on our business, financial conditions and results of operations.

We are subject to various laws, regulations and conventions, including environmental and safety laws that could require significant expenditures both to maintain compliance with such laws and to pay for any uninsured environmental liabilities including any resulting from a spill or other environmental incident.

The shipping business and vessel operation are materially affected by government regulation in the form of international conventions, national, state and local laws, and regulations in force in the jurisdictions in which vessels operate, as well as in the country or countries of their registration. Governmental regulations, safety or other equipment standards, as well as compliance with standards imposed by maritime self-regulatory organizations and customer requirements or competition, may require us to make capital and other expenditures. Because such conventions, laws and regulations are often revised, we cannot predict the ultimate cost of complying with such conventions, laws and regulations, or the impact thereof on the fair market price or useful life of our vessels. In order to satisfy any such requirements, we may be required to take any of our vessels out of service for extended periods of time, with corresponding losses of revenues. In the future, market conditions may not justify these expenditures or enable us to operate our vessels, particularly older vessels, profitably during the remainder of their economic lives. This could lead to significant asset write downs. In addition, violations of environmental and safety regulations can result in substantial penalties and, in certain instances, seizure or detention of our vessels.

Additional conventions, laws and regulations may be adopted that could limit our ability to do business, require capital expenditures or otherwise increase our cost of doing business, which may materially adversely affect our operations, as well as the shipping industry generally. In various jurisdictions legislation has been enacted, or is under consideration, that would impose more stringent requirements on air pollution and water discharges from our vessels. For example, the International Maritime Organization (“IMO”) periodically proposes and adopts amendments to revise the International Convention for the Prevention of Pollution from Ships (“MARPOL”), such as the revision to Annex VI which came into force on July 1, 2010. The revised Annex VI implements a phased reduction of the sulfur content of fuel and allows for stricter sulfur limits in designated emission control areas (“ECAs”). Thus far, ECAs have been formally adopted for the Baltic Sea and the North Sea including the English Channel. The North American ECA came into effect on August 1, 2012, and the United States Caribbean Sea ECA came into force on January 1, 2013, having effect from January 1, 2014. These ECAs will limit SOx, NOx and particulate matter emissions. California has also adopted more stringent low sulfur fuel requirements within California regulated waters. In addition, the IMO, the U.S. and states within the U.S. have proposed or implemented requirements relating to the management of ballast water to prevent the harmful effects of foreign invasive species.

The operation of vessels is also affected by the requirements set forth in the International Safety Management (“ISM”) Code. The ISM Code requires shipowners and bareboat charterers to develop and maintain an extensive “Safety Management System” that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe vessel operation and describing procedures for dealing with emergencies. Further to this, the IMO has introduced the first ever mandatory measures for an international greenhouse gas reduction regime for a global industry sector. These energy efficiency measures took effect on January 1, 2013 and apply to all ships of 400 gross tonnage and above. They include the development of a ship energy efficiency management plan (“SEEMP”) which is akin to a safety management plan, which the industry will have to comply with. The failure of a ship owner or bareboat charterer to comply with the ISM Code and IMO measures may subject such party to increased liability, may decrease available insurance coverage for the affected vessels, and may result in a denial of access to, or detention in, certain ports.

For our vessels, including those operated under our fleet, at present, international liability for oil pollution is governed by the International Convention on Civil Liability for Bunker Oil Pollution Damage (the “Bunker Convention”). In 2001, the IMO adopted the Bunker Convention, which imposes strict liability on shipowners for pollution damage and response costs incurred in contracting states caused by discharges, or threatened discharges, of bunker oil from all classes of ships. The Bunker Convention also requires registered owners of ships over a certain size to maintain insurance to cover their liability for pollution damage in an amount equal to the limits of liability under the applicable national or international limitation regime, including liability limits calculated in accordance with the Convention on Limitation of Liability for Maritime Claims 1976, as amended (the “1976 Convention”), discussed in more detail in the following paragraph. The Bunker Convention became effective in contracting states on November 21, 2008 and as of January 31, 2013 was in effect in 68 states. In non-contracting states, liability for such bunker oil pollution typically is determined by the national or other domestic laws in the jurisdiction where the spillage occurs.

The right of vessel owners to limit liability incurred under the Bunker Convention depends on the applicable national or international regime. The 1976 Convention is the most widely applicable international regime limiting maritime pollution liability. Rights to limit liability under the 1976 Convention are forfeited where a spill is caused by a shipowner’s intentional or reckless conduct. Certain jurisdictions have ratified the IMO’s Protocol of 1996 to the 1976 Convention, referred to herein as the “Protocol of 1996.” The Protocol of 1996 provides for substantially higher liability limits in those jurisdictions than the limits set forth in the 1976 Convention. Finally, some jurisdictions, such as the United States, are not a party to either the 1976 Convention or the Protocol of 1996, and, therefore, a shipowner’s rights to limit liability for maritime pollution in such jurisdictions may be uncertain.

Environmental legislation in the United States merits particular mention as it is in many respects more onerous than international laws, representing a high-water mark of regulation with which ship owners and operators must comply, and of liability likely to be incurred in the event of non-compliance or an incident causing pollution. Such regulation may become even stricter if laws are changed as a result of the April 2010 Deepwater Horizon oil spill in the Gulf of Mexico. In the United States, the Oil Pollution Act (“OPA”) establishes an extensive regulatory and liability regime for the protection and cleanup of the environment from cargo and bunker oil spills from vessels, including tankers. The OPA covers all owners and operators whose vessels trade in the United States, its territories and possessions or whose vessels operate in United States waters, which includes the United States’ territorial sea and its 200 nautical mile exclusive economic zone. Under the OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or substantial threats of discharges, of oil from their vessels. In response to the 2010 Deepwater Horizon oil incident in the Gulf of Mexico, the U.S. House of Representatives passed and the U.S. Senate considered but did not pass a bill to strengthen certain requirements of the OPA; similar legislation may be introduced in the future 113th Congress.

In addition to potential liability under the OPA, vessel owners may in some instances incur liability on an even more stringent basis under state law in the particular state where the spillage occurred. For example, California regulations prohibit the discharge of oil, require an oil contingency plan be filed with the state, require that the ship owner contract with an oil response organization and require a valid certificate of financial responsibility, all prior to the vessel entering state waters.

In the last decade, the EU has become increasingly active in the field of regulation of maritime safety and protection of the environment. In some areas of regulation the EU has introduced new laws without attempting to procure a corresponding amendment to international law. Notably, the EU adopted in 2005 a directive, as amended in 2009, on ship-source pollution, imposing criminal sanctions for pollution not only where pollution is caused by intent or recklessness (which would be an offense under MARPOL), but also where it is caused by “serious negligence.” The concept of “serious negligence” may be interpreted in practice to be little more than ordinary negligence. The directive could therefore result in criminal liability being incurred in circumstances where it would not be incurred under international law. Criminal liability for a pollution incident could not only result in us incurring substantial penalties or fines, but may also, in some jurisdictions, facilitate civil liability claims for greater compensation than would otherwise have been payable.

We maintain insurance coverage for each owned vessel in our fleet against pollution liability risks in the amount of $1.0 billion in the aggregate for any one event. The insured risks include penalties and fines as well as civil liabilities and expenses resulting from accidental pollution. However, this insurance coverage is subject to exclusions, deductibles and other terms and conditions. If any liabilities or expenses fall within an exclusion from coverage, or if damages from a catastrophic incident exceed the aggregate liability of $1.0 billion for any one event, our cash flow, profitability and financial position would be adversely impacted.

Climate change and government laws and regulations related to climate change could negatively impact our financial condition.

Regarding climate change in particular, we are and will be, directly and indirectly, subject to the effects of climate change and may, directly or indirectly, be affected by government laws and regulations related to climate change. A number of countries have adopted or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions. In the U.S., the United States Environmental Protection Agency (“U.S. EPA”) has declared greenhouse gases to be dangerous pollutants and has issued greenhouse gas reporting requirements for emissions sources in certain industries (which do not include the shipping industry). The U.S. EPA is also considering petitions to regulate greenhouse gas emissions from marine vessels.

In addition, while the emissions of greenhouse gases from international shipping are not subject to the Kyoto Protocol to the United Nations Framework Convention on Climate Change (“UNFCCC”), which requires adopting countries to implement national programs to reduce greenhouse gas emissions, the IMO intends to develop limits on greenhouse gases from international shipping. It has responded to the global focus on climate change and greenhouse gas emissions by developing specific technical and operational efficiency measures and a work plan for market-based mechanisms in 2011. These include the mandatory measures of the ship energy efficiency management plan (“SEEMP”), outlined above, and an energy efficiency design index (“EEDI”) for new ships. The IMO is also considering its position on market-based measures through an expert working group, which was expected to report back to its Marine Environment Protection Committee (“MEPC”) in late 2012. Among the numerous proposals being considered by the working group are the following: a port state levy based on the amount of fuel consumed by the vessel on its voyage to the port in question; a global emissions trading scheme which would allocate emissions allowances and set an emissions cap; and an international fund establishing a global reduction target for emissions for international shipping, to be set either by the UNFCCC or the IMO. At its 64th session on October 1 to 5, 2012, the MEPC indicated that 2015 was the target year for Member States to identify market-based measures for international shipping.

In December 2011, UN climate change talks took place in Durban and concluded with an agreement referred to as the Durban Platform for Enhanced Action. The Durban Conference did not result in any proposals specifically addressing the shipping industry’s role in climate change but the progress that has been made by the IMO in this area was widely acknowledged throughout the negotiating bodies of the UNFCCC process.

The European Union announced in April 2007 that it planned to expand the European Union emissions trading scheme by adding vessels, and a proposal from the European Commission was expected if no global regime for reduction of seaborne emissions had been agreed to by the end of 2011. That deadline has now expired and it remains to be seen what position the EU takes in this regard in the period ahead. As of January 31, 2013 the Commission has stopped short of proposing that emissions from ships be included in the EU’s emissions-trading scheme (ETS). However on October 1, 2012 it announced that it would propose measures to monitor verify and report on greenhouse-gas emissions from the shipping sector in early 2013. This may be seen as indicative of an intention to maintain pressure on the international negotiating process.

We cannot predict with any degree of certainty what effect, if any possible climate change and government laws and regulations related to climate change will have on our operations, whether directly or indirectly. While we believe that it is difficult to assess the timing and effect of climate change and pending legislation and regulation related to climate change on our business, we believe that climate change, including the possible increase in severe weather events resulting from climate change, and government laws and regulations related to climate change may affect, directly or indirectly, (i) the cost of the vessels we may acquire in the future, (ii) our ability to continue to operate as we have in the past, (iii) the cost of operating our vessels, and (iv) insurance premiums, deductibles and the availability of coverage. As a result, our financial condition could be negatively impacted by significant climate change and related governmental regulation, and that impact could be material.

We are subject to vessel security regulations and will incur costs to comply with recently adopted regulations and may be subject to costs to comply with similar regulations which may be adopted in the future in response to terrorism.

Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002 (“MTSA”) came into effect. To implement certain portions of the MTSA, in July 2003, the U.S. Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea (“SOLAS”) created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect in July 2004, and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created International Ship and Port Facilities Security Code (“ISPS Code”). Among the various requirements are:

•	on-board installation of automatic information systems (“AIS”) to enhance vessel-to-vessel and vessel-to-shore communications;

•	on-board installation of ship security alert systems;

•	the development of vessel security plans; and

•	compliance with flag state security certification requirements.

Furthermore, additional security measures could be required in the future which could have a significant financial impact on us. The U.S. Coast Guard regulations, intended to be aligned with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures, provided such vessels have on board a valid International Ship Security Certificate (“ISSC”) that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code. We have implemented and will continue implement the various security measures addressed by the MTSA, SOLAS and the ISPS Code and take measures for the vessels to attain compliance with all applicable security requirements within the prescribed time periods. Although management does not believe these additional requirements will have a material financial impact on our operations, there can be no assurance that there will not be an interruption in operations to bring vessels into compliance with the applicable requirements and any such interruption could cause a decrease in charter revenues. Furthermore, additional security measures could be required in the future which could have a significant financial impact on us.

The cost of vessel security measures has also been affected by the escalation in recent years in the frequency and seriousness of acts of piracy against ships, notably off the coast of Somalia, including the Gulf of Aden and Arabian Sea area. Attacks of this kind have commonly resulted in vessels and their crews being detained for several months, and being released only on payment of large ransoms. Substantial loss of revenue and other costs may be incurred as a result of such detention. Although we insure against these losses to the extent practicable, the risk remains of uninsured losses which could significantly affect our business. Costs are incurred in taking additional security measures in accordance with Best

Management Practices to Deter Piracy, notably those contained in the BMP3 industry standard. A number of flag states have signed the 2009 New York Declaration, which expresses commitment to Best Management Practices in relation to piracy and calls for compliance with them as an essential part of compliance with the ISPS Code.

Acts of piracy on ocean-going vessels have increased in frequency and magnitude, which could adversely affect our business.

The shipping industry has historically been affected by acts of piracy in regions such as the South China Sea and the Gulf of Aden. Although the frequency of sea piracy worldwide decreased during 2012 to its lowest level since its increase in 2009, sea piracy incidents continue to occur, particularly in the Gulf of Aden off the coast of Somalia and increasingly in the Gulf of Guinea. A significant example came in February 2011 when the M/V Irene SL, a crude oil tanker which was not affiliated with us, was captured by pirates in the Arabian Sea while carrying crude oil estimated to be worth approximately $200 million. In December 2009, the Navios Apollon, a vessel owned by our affiliate, Navios Partners, was seized by pirates 800 miles off the coast of Somalia while transporting fertilizer from Tampa, Florida to Rozi, India and was released on February 27, 2010. If these piracy attacks result in regions (in which our vessels are deployed) being characterized by insurers as “war risk” zones or Joint War Committee (JWC) “war and strikes” listed areas, premiums payable for such insurance coverage could increase significantly and such insurance coverage may be more difficult to obtain. Crew costs, including those due to employing onboard security guards, could increase in such circumstances. In addition, while we believe the charterer remains liable for charter payments when a vessel is seized by pirates, the charterer may dispute this and withhold charter hire until the vessel is released. A charterer may also claim that a vessel seized by pirates was not “on-hire” for a certain number of days and it is therefore entitled to cancel the charter party, a claim that we would dispute. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, detention hijacking as a result of an act of piracy against our vessels, or an increase in cost, or unavailability of insurance for our vessels, could have a material adverse impact on our business, financial condition, results of operations and cash flows. Acts of piracy on ocean-going vessels could adversely affect our business and operations.

Our operations expose us to global political risks, such as wars and political instability that may interfere with the operation of our vessels causing a decrease in revenues from such vessels.

We are an international company and conduct our operations primarily outside the United States. Changing economic, political and governmental conditions in the countries where we are engaged in business or where our vessels are registered will affect us. In the past, political conflicts, particularly in the Persian Gulf, resulted in attacks on vessels, mining of waterways and other efforts to disrupt shipping in the area. For example, in October 2002, the vessel Limburg, which was not affiliated with us, was attacked by terrorists in Yemen. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea. Following the terrorist attack in New York City on September 11, 2001, and the military response of the United States, the likelihood of future acts of terrorism may increase, and our vessels may face higher risks of being attacked in the Middle East region and interruption of operations causing a decrease in revenues. In addition, continuing conflicts and recent developments in North Africa and the Middle East and future hostilities or other political instability in regions where our vessels trade could affect our trade patterns and adversely affect our operations by causing delays in shipping on certain routes or making shipping impossible on such routes, thereby causing a decrease in revenues.

In addition, a government could requisition title or seize our vessels during a war or national emergency. Requisition of title occurs when a government takes a vessel and becomes the owner. A government could also requisition our vessels for hire, which would result in the government’s taking control of a vessel and effectively becoming the charterer at a dictated charter rate. Requisition of one or more of our vessels would have a substantial negative effect on us as we would potentially lose all revenues and earnings from the requisitioned vessels and permanently lose the vessels. Such losses might be partially offset if the requisitioning government compensated us for the requisition.

A failure to pass inspection by classification societies could result in one or more vessels being unemployable unless and until they pass inspection, resulting in a loss of revenues from such vessels for that period and a corresponding decrease in operating cash flows.

The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and with SOLAS. Our owned fleet is currently enrolled with Nippon Kaiji Kiokai, Bureau Veritas, Lloyd’s Register and American Bureau of Shipping.

A vessel must undergo an annual survey, an intermediate survey and a special survey. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Our vessels are on special survey cycles for hull inspection and continuous survey cycles for machinery inspection. Every vessel is also required to be drydocked every two to three years for inspection of the underwater parts of such vessel.

If any vessel fails any annual survey, intermediate survey or special survey, the vessel may be unable to trade between ports and, therefore, would be unemployable, potentially causing a negative impact on our revenues due to the loss of revenues from such vessel until she is able to trade again.

Rising crew costs may adversely affect our profits.

Crew costs are a significant expense for us. Recently, the limited supply of and increased demand for well-qualified crew, due to the increase in the size of the global shipping fleet, has created upward pressure on crewing costs, which we generally bear under our period, time and spot charters. Increases in crew costs may adversely affect our profitability.

The shipping industry has inherent operational risks that may not be adequately covered by our insurance.

The operation of ocean-going vessels in international trade is inherently risky. Although we carry insurance for our fleet covering risks commonly insured against by vessel owners and operators, such as hull and machinery insurance, war risks insurance and protection and indemnity insurance (which include environmental damage and pollution insurance), all risks may not be adequately insured against, and any particular claim may not be paid. We do not currently maintain off-hire insurance, which would cover the loss of revenue during extended vessel off-hire periods, such as those that occur during an unscheduled drydocking due to damage to the vessel from accidents. Accordingly, any extended vessel off-hire, due to an accident or otherwise, could have a material adverse effect on our business. Any claims covered by insurance would be subject to deductibles, and since it is possible that a large number of claims may be brought, the aggregate amount of these deductibles could be material.

We may be unable to procure adequate insurance coverage at commercially reasonable rates in the future. For example, more stringent environmental regulations have led in the past to increased costs for, and in the future may result in the lack of availability of, insurance against risks of environmental damage or pollution. A catastrophic oil spill or marine disaster could exceed our insurance coverage, which could harm our business, financial condition and operating results. Changes in the insurance markets attributable to terrorist attacks may also make certain types of insurance more difficult for us to obtain. In addition, the insurance that may be available to us in the future may be significantly more expensive than our existing coverage.

Even if our insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement vessel in the event of a loss. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our fleet. Our insurance policies also contain deductibles, limitations and exclusions which can result in significant increased overall costs to us.

Because we obtain some of our insurance through protection and indemnity associations, we may also be subject to calls, or premiums, in amounts based not only on our own claim records, but also on the claim records of all other members of the protection and indemnity associations.

We may be subject to calls, or premiums, in amounts based not only on our claim records but also on the claim records of all other members of the protection and indemnity associations through which we receive insurance coverage for tort liability, including pollution-related liability. Our payment of these calls could result in significant expenses to us, which could have a material adverse effect on our business, results of operations and financial condition.

Maritime claimants could arrest our vessels, which could interrupt our cash flow.

Crew members, suppliers of goods and services to a vessel, shippers of cargo, and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages against such vessel. In many jurisdictions, a maritime lien holder may enforce its lien by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our cash flow and require us to pay large sums of funds to have the arrest lifted. We are not currently aware of the existence of any such maritime lien on our vessels.

In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert “sister ship” liability against one vessel in our fleet for claims relating to another ship in the fleet.

The risks and costs associated with vessels increase as the vessels age.

The costs to operate and maintain a vessel in operation increase with the age of the vessel. The average age of the vessels in our fleet is 6.3 years, and most drybulk vessels have an expected life of approximately 25 years. In some instances, charterers prefer newer vessels that are more fuel efficient than older vessels. Cargo insurance rates also increase with the age of a vessel, making older vessels less desirable to charterers as well. Governmental regulations, safety or other equipment standards related to the age of the vessels may require expenditures for alterations or the addition of new equipment to our vessels and may restrict the type of activities in which these vessels may engage. We cannot assure you that, as our vessels age, market conditions will justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives. If we sell vessels, we may have to sell them at a loss, and if charterers no longer charter-out vessels due to their age, our earnings could be materially adversely affected.

If we fail to manage our planned growth properly, we may not be able to expand our fleet successfully, which may adversely affect our overall financial position.

We have grown our fleet and business significantly since August 2005. We intend to continue to expand our fleet in the future. Our growth will depend on:

•	locating and acquiring suitable vessels;

•	identifying reputable shipyards with available capacity and contracting with them for the construction of new vessels;

•	integrating any acquired vessels successfully with our existing operations;

•	enhancing our customer base;

•	managing our expansion; and

•	obtaining required financing, which could include debt, equity or combinations thereof.

Additionally, the marine transportation and logistics industries are capital intensive, traditionally using substantial amounts of indebtedness to finance vessel acquisitions, capital expenditures and working capital needs. If we finance the purchase of our vessels through the issuance of debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination or asset acquisition were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

In addition, our business plan and strategy is predicated on buying vessels in a distressed market at what we believe is near the low end of the cycle in what has typically been a cyclical industry. However, there is no assurance that shipping rates and vessels asset values will not sink lower, or that there will be an upswing in shipping costs or vessel asset values in the near-term or at all, in which case our business plan and strategy may not succeed in the near-term or at all. Growing any business by acquisition presents numerous risks such as undisclosed liabilities and obligations, difficulty experienced in obtaining additional qualified personnel and managing relationships with customers and suppliers and integrating newly acquired operations into existing infrastructures. We may not be successful in growing and may incur significant expenses and losses.

If we purchase any newbuilding vessels, delays, cancellations or non-completion of deliveries of newbuilding vessels could harm our operating results.

If we purchase any newbuilding vessels, the shipbuilder could fail to deliver the newbuilding vessel as agreed or their counterparty could cancel the purchase contract if the shipbuilder fails to meet its obligations. In addition, under charters we may enter into that are related to a newbuilding, if our delivery of the newbuilding to our customer is delayed, we may be required to pay liquidated damages during such delay. For prolonged delays, the customer may terminate the charter and, in addition to the resulting loss of revenues, we may be responsible for additional, substantial liquidated damages.

The completion and delivery of newbuildings could be delayed, cancelled or otherwise not completed because of:

•	quality or engineering problems;

•	changes in governmental regulations or maritime self-regulatory organization standards;

•	work stoppages or other labor disturbances at the shipyard;

•	bankruptcy or other financial crisis of the shipbuilder;

•	a backlog of orders at the shipyard;

•	political or economic disturbances;

•	weather interference or catastrophic event, such as a major earthquake or fire;

•	requests for changes to the original vessel specifications;

•	shortages of or delays in the receipt of necessary construction materials, such as steel;

•	inability to finance the construction or conversion of the vessels; or

•	inability to obtain requisite permits or approvals.

If delivery of a vessel is materially delayed, it could materially adversely affect our results of operations and financial condition and our ability to make cash distributions.

Although we have long-standing relationships with certain Japanese shipowners that provide us access to competitive contracts, we cannot assure you that we will always be able to maintain such relationships or that such contracts will continue to be available in the future.

We have long-standing relationships with certain Japanese shipowners that give us access to time charters at favorable rates and that, in some cases, include options to purchase the vessels at favorable prices relative to the current market. We cannot assure you that we will have such relationships indefinitely. In addition, there is no assurance that Japanese shipowners will generally make contracts available on the same or substantially similar terms in the future.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

We expect that our vessels will call in ports in South America and other areas where smugglers attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our vessels are found with contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims which could have an adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.

Our vessels may be subject to unbudgeted periods of off-hire, which could materially adversely affect our business, financial condition and results of operations.

Under the terms of the charter agreements under which our vessels operate, or are expected to operate in the case of a newbuilding, when a vessel is “off-hire,” or not available for service or otherwise deficient in its condition or performance, the charterer generally is not required to pay the hire rate, and we will be responsible for all costs (including the cost of bunker fuel) unless the charterer is responsible for the circumstances giving rise to the lack of availability. A vessel generally will be deemed to be off-hire if there is an occurrence preventing the full working of the vessel due to, among other things:

•	operational deficiencies;

•	the removal of a vessel from the water for repairs, maintenance or inspection, which is referred to as drydocking;

•	equipment breakdowns;

•	delays due to accidents or deviations from course;

•	occurrence of hostilities in the vessel’s flag state or in the event of piracy;

•	crewing strikes, labor boycotts, certain vessel detentions or similar problems; or

•	our failure to maintain the vessel in compliance with its specifications, contractual standards and applicable country of registry and international regulations or to provide the required crew.

Our international activities increase the compliance risks associated with economic and trade sanctions and anti-corruption laws imposed by the United States, the European Union and other jurisdictions.

Our international operations could expose us to trade and economic sanctions or other restrictions imposed by the United States or other governments or organizations, including the United Nations, the European Union and its member countries. Under economic and trading sanctions laws, governments may seek to impose modifications to business practices, and modifications to compliance programs, which may increase compliance costs, and may subject us to fines, penalties and other sanctions.

Recently, the scope of sanctions imposed against the government of Iran and persons engaging in certain activities or doing certain business with and relating to Iran has been expanded by a number of jurisdictions, including the United States, the European Union and Canada. Not only has the United States enacted new legislation which imposed new sanctions that specifically restrict shipping refined petroleum into Iran, but also the European Union has implemented new restrictive measures which prohibit the purchase, transport or insurance of Iranian oil or petroleum products (the tankers of our affiliate, Navios Maritime Acquisition Corporation have in the past, but do not currently, call on ports in Iran). There has also been an increased focus on economic and trade sanctions enforcement that has led recently to a significant number of penalties being imposed against shipping companies.

We are monitoring developments in the United States, the European Union and other jurisdictions that maintain sanctions programs, including developments in implementation and enforcement of such sanctions programs. Expansion of sanctions programs, embargoes and other restrictions in the future (including additional designations of countries subject to sanctions), or modifications in how existing sanctions are interpreted or enforced, could prevent the tankers of our affiliate from calling on ports in sanctioned countries or could limit their cargoes. If any of the risks described above materialize, it could have a material adverse impact on our business and results of operations.

Furthermore, we may operate in a number of countries throughout the world, including countries known to have a reputation for corruption. We are committed to doing business in accordance with applicable anti-corruption laws and have adopted a code of business conduct and ethics which is consistent and in full compliance with the U.S. Foreign Corrupt Practices Act of 1977, or the FCPA. We are subject, however, to the risk that we, our affiliated entities or our or their respective officers, directors, employees and agents may take actions determined to be in violation of such anti-corruption laws, including the FCPA. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

Our Chairman and Chief Executive Officer holds approximately 24% of our common stock and will be able to exert considerable influence over our actions; her failure to own a significant amount of our common stock or to be our Chief Executive Officer would constitute a default under our secured credit facilities.

Ms. Angeliki Frangou owns approximately 24% of the outstanding shares of our common stock, and has filed a Schedule 13D indicating that she intends, subject to market conditions, to purchase in total $20.0 million of our common stock (as of July 8, 2013, she had purchased approximately $10.0 million in value of our common stock). As the Chairman, Chief Executive Officer and a significant stockholder, she has the power to exert considerable influence over our actions and the outcome of matters on which our stockholders are entitled to vote including the election of directors and other significant corporate actions. The interests of Ms. Frangou may be different from your interests. Furthermore, if Ms. Frangou ceases to hold a minimum of 20% of our common stock, does not remain actively involved in the business, or ceases to be our Chief Executive Officer, then we will be in default under our secured credit facilities.

The loss of key members of our senior management team could disrupt the management of our business.

We believe that our success depends on the continued contributions of the members of our senior management team, including Ms. Angeliki Frangou, our Chairman, Chief Executive Officer and principal stockholder. The loss of the services of Ms. Frangou or one of our other executive officers or senior management members could impair our ability to identify and secure new charter contracts, to maintain good customer relations and to otherwise manage our business, which could have a material adverse effect on our financial performance and our ability to compete.

Certain of our directors, officers, and principal stockholders are affiliated with entities engaged in business activities similar to those conducted by us which may compete directly with us, causing such persons to have conflicts of interest.

Some of our directors, officers and principal stockholders have affiliations with entities that have similar business activities to those conducted by us. Certain of our directors are also directors of other shipping companies and they may enter similar businesses in the future. These other affiliations and business activities may give rise to certain conflicts of interest in the course of such individuals’ affiliation with us. Although we do not prevent our directors, officers and principal stockholders from having such affiliations, we use our best efforts to cause such individuals to comply with all applicable laws and regulations in addressing such conflicts of interest. Our officers and employee directors devote their full time and attention to our ongoing operations, and our non-employee directors devote such time as is necessary and required to satisfy their duties as directors of a public company.

Because we generate all of our revenues in U.S. dollars but incur a portion of our expenses in other currencies, exchange rate fluctuations could cause us to suffer exchange rate losses, thereby increasing expenses and reducing income.

We engage in worldwide commerce with a variety of entities. Although our operations may expose us to certain levels of foreign currency risk, our transactions are predominantly U.S. dollar-denominated at the present. Additionally, our South American subsidiaries transact a nominal amount of their operations in Uruguayan pesos, Paraguayan Guaranies, Argentinean pesos and Brazilian Reales, whereas our wholly-owned vessel subsidiaries and the vessel management subsidiary transact a nominal amount of their operations in Euros; however, all of the subsidiaries’ primary cash flows are U.S. dollar-denominated. During the three months ended March 31, 2013 and in 2012, approximately 30.4% and 30.8%, respectively, of our expenses were incurred in currencies other than U.S. dollars. Transactions in currencies other than the functional currency are translated at the exchange rate in effect at the date of each transaction. Expenses incurred in foreign currencies against which the U.S. dollar falls in value can increase, thereby decreasing our income. For example, as of December 31, 2012, the value of the U.S. dollar as compared to the Euro decreased by approximately 2.0% compared with the respective value as of December 31, 2011. A greater percentage of our transactions and expenses in the future may be denominated in currencies other than U.S. dollar. As part of our overall risk management policy, we attempt to hedge these risks in exchange rate fluctuations from time to time. We may not always be successful in such hedging activities and, as a result, our operating results could suffer as a result of non-hedged losses incurred as a result of exchange rate fluctuations.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law.

Our corporate affairs are governed by our amended and restated articles of incorporation and by-laws and by the Marshall Islands Business Corporations Act (“BCA”). The provisions of the BCA are intended to resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Stockholder rights may differ as well. The BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions. Accordingly, you may have more difficulty protecting your interests in the face of actions by management, directors or controlling stockholders than you would in the case of a corporation incorporated in the State of Delaware or other U.S. jurisdictions.

Because the Public Company Accounting Oversight Board is not currently permitted to inspect registered public accounting firms in Greece, including our independent registered public accounting firm, you may not benefit from such inspections.

Auditors of U.S. public companies, including our independent registered public accounting firm, are required by the laws of the United States to undergo periodic Public Company Accounting Oversight Board (“PCAOB”) inspections to assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. The laws of certain European Union countries, including Greece, do not currently permit the PCAOB to conduct inspections of accounting firms established and operating in such European Union countries. Accordingly, the PCAOB is currently prevented from fully evaluating the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures. Unlike shareholders or potential shareholders of most U.S. public companies, our shareholders would be deprived of the possible benefits of such PCAOB inspections.

We, and certain of our officers and directors, may be difficult to serve with process as we are incorporated in the Republic of the Marshall Islands and such persons may reside outside of the United States.

We are a corporation organized under the laws of the Republic of the Marshall Islands. Several of our directors and officers are residents of Greece or other non-U.S. jurisdictions. Substantial portions of the assets of these persons are located in Greece or other non-U.S. jurisdictions. Thus, it may not be possible for investors to affect service of process upon us, or our non-U.S. directors or officers, or to enforce any judgment obtained against these persons in U.S. courts. Also, it may not be possible to enforce U.S. securities laws or judgments obtained in U.S. courts against these persons in a non-U.S. jurisdiction.

Being a foreign private issuer exempts us from certain SEC requirements.

We are a foreign private issuer within the meaning of rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States public companies including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, investors are not afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

Risks Relating to Our Debt

We have substantial debt, which could adversely affect our financial health and our ability to obtain financing in the future, react to changes in our business and make payments under the notes.

As of March 31, 2013, we had $1,418.7 million in aggregate principal amount of debt outstanding of which $640.0 million was unsecured. We also have up to $40.0 million available to us to be used for general corporate purposes under our existing credit facilities. We may increase the amount of our indebtedness in the future, which would further exacerbate the risks listed below.

As a result of the on-going restructuring of Cyprus Popular Bank Public Co. Ltd., the availability of our $40.0 million revolving credit facility has not been confirmed. See “Risk Factors — Disruptions in world financial markets and the resulting governmental action in Europe, the United States and in other parts of the world could have a material adverse impact on our ability to obtain financing required to acquire vessels or new businesses. Furthermore, such a disruption would adversely affect our results of operations, financial condition and cash flows and cause the market price of our shares to decline.”

Our substantial debt could have important consequences to holders of our common stock. Because of our substantial debt:

•

our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, vessel or other acquisitions or general corporate purposes and our ability to satisfy our obligations with respect to our debt may be impaired in the future;

•	a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for other purposes;

•	we will be exposed to the risk of increased interest rates because our borrowings under our senior secured credit facilities will be at variable rates of interest;

•	it may be more difficult for us to satisfy our obligations to our lenders, resulting in possible defaults on and acceleration of such indebtedness;

•	we may be more vulnerable to general adverse economic and industry conditions;

•

we may be at a competitive disadvantage compared to our competitors with less debt or comparable debt at more favorable interest rates and, as a result, we may not be better positioned to withstand economic downturns;

•	our ability to refinance indebtedness may be limited or the associated costs may increase; and

•

our flexibility to adjust to changing market conditions and ability to withstand competitive pressures could be limited, or we may be prevented from carrying out capital expenditures that are necessary or important to our growth strategy and efforts to improve operating margins or our business.

Despite our current indebtedness levels, we and our subsidiaries may be able to incur substantially more debt, including secured debt. This could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future as the terms of the indenture governing our 8.125% Senior Notes due 2019 (the “2019 Notes”) and the indenture governing our 8.875% first priority ship mortgage notes due 2017 (the “Ship Mortgage Notes”) do not fully prohibit us or our subsidiaries from doing so. The terms of the indentures governing 9 1/4% Senior Notes due 2019 (“the “Logistics Senior Notes”) of Navios Logistics and the agreements governing the terms of the other indebtedness of Navios Logistics also permit Navios Logistics to incur substantial additional indebtedness in accordance with the terms of such agreements. If new debt is added to our current debt levels, the related risks that we now face would increase and we may not be able to meet all of our debt obligations.

The agreements and instruments governing our debt contain restrictions and limitations that could significantly impact our ability to operate our business.

Our secured credit facilities and our indentures impose certain operating and financial restrictions on us. These restrictions limit our ability to:

•	incur or guarantee additional indebtedness;

•	create liens on our assets;

•	make new investments;

•	engage in mergers and acquisitions;

•	pay dividends or redeem capital stock;

•	make capital expenditures;

•	engage in certain FFA trading activities;

•	change the flag, class or commercial and technical management of our vessels;

•	enter into long-term charter arrangements without the consent of the lender; and

•	sell any of our vessels.

The agreements governing the terms of Navios Logistics’ indebtedness impose similar restrictions upon Navios Logistics.

Therefore, we and Navios Logistics will need to seek permission from our respective lenders in order to engage in some corporate and commercial actions that believe would be in the best interest of our respective business, and a denial of permission may make it difficult for us or Navios Logistics to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. The interests of our and Navios Logistics’ lenders may be different from our respective interests or those of our holders of common stock, and we cannot guarantee that we or Navios Logistics will be able to obtain the permission of lenders when needed. This may prevent us or Navios Logistics from taking actions that are in best interests of us, Navios Logistics or our stockholders. Any future debt agreements may include similar or more restrictive restrictions.

Our ability to generate the significant amount of cash needed to pay interest and principal and otherwise service our debt and our ability to refinance all or a portion of our indebtedness or obtain additional financing depend on multiple factors, many of which may be beyond our control.

The ability of us and Navios Logistics to make scheduled payments on or to refinance our respective debt obligations will depend on our respective financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business factors, many of which may be beyond the control of us and Navios Logistics.

The principal and interest on such debt will be paid in cash. The payments under our and Navios Logistics’ debt will limit funds otherwise available for our respective working capital, capital expenditures, vessel acquisitions and other purposes. As a result of these obligations, the current liabilities us or Navios Logistics may exceed our respective current assets. We or Navios Logistics may need to take on additional debt as we expand our respective fleets or other operations, which could increase our respective ratio of debt to equity. The need to service our respective debt may limit funds available for other purposes, and our or Navios Logistics’ inability to service debt in the future could lead to acceleration of such debt, the foreclosure on assets such as owned vessels or otherwise negatively affect us.

We may be unable to raise funds necessary to finance the change of control repurchase offer required by the indentures governing our outstanding notes and our secured credit facilities.

The indenture governing the 2019 Notes, the indenture governing the Ship Mortgage Notes, the indentures governing the Logistics Senior Notes and our and Navios Logistics’ secured credit facilities contain certain change of control provisions. If we or Navios Logistics experience specified changes of control under our respective notes, we or Navios Logistics, as the case may be, will be required to make an offer to repurchase all of our respective outstanding notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the repurchase date. The occurrence of specified events that would constitute a change of control will constitute a default under our and Navios Logistics’ secured credit facilities. In the event of a change of control under these debt agreements, we cannot assure you that we would have sufficient assets to satisfy all of our obligations under these debt agreements, including but not limited to, repaying all indebtedness outstanding under the applicable secured credit facilities or repurchasing the applicable notes.

If the recent volatility in the London InterBank Offered Rate, or LIBOR continues, it could affect our profitability, earnings and cash flow.

LIBOR has recently been volatile, with the spread between LIBOR and the prime lending rate widening significantly at times. These conditions are the result of the recent disruptions in the international credit markets. Because the interest rates borne by our outstanding indebtedness, including certain indebtedness of Navios Logistics, fluctuate with changes in LIBOR, if this volatility were to continue, it would affect the amount of interest payable on our debt, which in turn, could have an adverse effect on our profitability, earnings and cash flow.

Furthermore, interest in most loan agreements in our industry has been based on published LIBOR rates. Recently, however, lenders have insisted on provisions that entitle the lenders, in their discretion, to replace published LIBOR as the base for the interest calculation with their cost-of-funds rate. Such provisions could significantly increase our lending costs, which would have an adverse effect on our profitability, earnings and cash flow.

The market values of our vessels, which have declined from historically high levels, may fluctuate significantly, which could cause us to breach covenants in our credit facilities and result in the foreclosure of our mortgaged vessels.

Factors that influence vessel values include:

•	number of newbuilding deliveries;

•	number of vessels scrapped or otherwise removed from the total fleet;

•	changes in environmental and other regulations that may limit the useful life of vessels;

•	changes in global drybulk commodity supply;

•	types and sizes of vessels;

•	development of and increase in use of other modes of transportation;

•	cost of vessel acquisitions;

•	cost of newbuilding vessels;

•	governmental or other regulations;

•	prevailing level of charter rates; and

•	general economic and market conditions affecting the shipping industry.

If the market values of our owned vessels decrease, we may breach covenants contained in our secured credit facilities. If we breach such covenants and are unable to remedy any relevant breach, our lenders could accelerate our debt and foreclose on the collateral, including our vessels. Any loss of vessels would significantly decrease our ability to generate positive cash flow from operations and, therefore, service our debt. In addition, if the book value of a vessel is impaired due to unfavorable market conditions, or a vessel is sold at a price below its book value, we would incur a loss. Navios Logistics may be subject to similar ramifications under its credit facilities if the market values of its owned vessels decrease.

In addition, as vessels grow older, they generally decline in value. We will review our vessels for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. We review certain indicators of potential impairment, such as undiscounted projected operating cash flows expected from the future operation of the vessels, which can be volatile for vessels employed on short-term charters or in the spot market. Any impairment charges incurred as a result of declines in charter rates would negatively affect our financial condition and results of operations. In addition, if we sell any vessel at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the vessel’s carrying amount on our financial statements, resulting in a loss and a reduction in earnings.

We may require additional financing to acquire vessels or business or to exercise vessel purchase options, and such financing may not be available.

In the future, we may be required to make substantial cash outlays to exercise options or to acquire vessels or business and will need additional financing to cover all or a portion of the purchase prices. We intend to cover the cost of such items with new debt collateralized by the vessels to be acquired, if applicable, but there can be no assurance that we will generate sufficient cash or that debt financing will be available. Moreover, the covenants in our senior secured credit facility, the indentures or other debt, may make it more difficult to obtain such financing by imposing restrictions on what we can offer as collateral.

We have substantial equity investments in three public companies, two of which are not consolidated in our financial results, and our investment in such companies is subject to the risks related to their respective businesses.

As of March 31, 2013, we had a 63.8% ownership interest in Navios Logistics, and, as a result, Navios Logistics is a consolidated subsidiary. As such, the income and losses relating to Navios Logistics and the indebtedness and other liabilities of Navios Logistics are shown in our consolidated financial statements.

We also have substantial equity investments in two companies that are accounted for under the equity method —Navios Acquisition and Navios Partners. As of March 31, 2013, we held 47.4% of the voting stock and 52.2% of the economic interest of Navios Acquisition and 23.4% of the equity interest in Navios Partners (including a 2% interest in the general partner of Navios Partners). As of such date, our investments in these two affiliated companies amounted to $250.1 million.

On May 21, 2013, Navios Acquisition completed an offering of 32,876,712 shares of its common stock, at a price of $3.65 per share, raising gross proceeds of $120.0 million. Navios Holdings purchased in a private placement an aggregate of 16,438,356 shares of Navios Acquisition common stock for $60.0 million. Following this offering, Navios Holdings’ ownership of the outstanding voting stock of Navios Acquisition increased to 48.2% and its economic interest in Navios Acquisition decreased to 51.6%.

In addition to the value of our investment, we receive dividend payments relating to our investments. As a result of our investment, in the three month period ended March 31, 2013, we received $2.2 million and $7.3 million in dividends from Navios Acquisition and Navios Partners, respectively. Furthermore, we receive management and general and administrative fees from Navios Acquisition and Navios Partners, which amounted to $14.8 million and $9.5 million, respectively, in the three month period ended March 31, 2013.

Our ownership interest in Navios Logistics, Navios Acquisition and Navios Partners, the reflection of such companies (or the investment relating thereto) on our balance sheets and any income generated from or related to such companies are subject to a variety of risks, including risks relating to the respective business of Navios Logistics, Navios Acquisition and Navios Partners as disclosed in their respective public filings with the SEC. The occurrence of any such risks may negatively affect our financial condition.

We evaluate our investments in Navios Acquisition and Navios Partners for other-than-temporary impairment (“OTTI”) on a quarterly basis. Consideration is given to (1) the length of time and the extent to which the fair value has been less than the carrying value, (2) the financial condition and near-term prospects of Navios Partners and Navios Acquisition, and (3) our intent and our ability to retain our investment in Navios Partners and Navios Acquisition for a period of time sufficient to allow for any anticipated recovery in fair value. During the three month period ended March 31, 2013, we did not recognize any impairment loss in earnings.

If the fair value of these investments declines below their carrying value and our OTTI analysis indicates such write down to be necessary, the potential future impairment charges may have a material adverse impact on our results of operations in the period recognized.

Risks Relating to Navios Logistics

Navios Logistics’ dry port business has seasonal components linked to the grain harvests in the region. At times throughout the year, the capacity of its dry port, including the loading and unloading operations, as well as the space in silos is exceeded, which could materially adversely affect its operations and revenues.

A significant portion of Navios Logistics’ dry port business is derived from handling and storage of soybeans and other agricultural products produced in the Hidrovia, mainly during the season between April and September. This seasonal effect could, in turn, increase the inflow and outflow of barges and vessels in its dry port and cause the space in its silos to be exceeded, which in turn would affect its timely operations or its ability to satisfy the increased demand. Inability to provide services in a timely manner may have a negative impact on its clients’ satisfaction and result in loss of existing contracts or inability to obtain new contracts.

Navios Logistics depends on a few significant customers for a large part of its revenues and the loss of one or more of these customers could materially and adversely affect its revenues.

In each of Navios Logistics’ businesses, a significant part of its revenues is derived from a small number of customers. For the three month period ended March 31, 2013, two customers, Vale and Petrobras, accounted for 14.6% and 14.1% of its revenues, respectively. For the year ended December 31, 2012, Navios Logistics’ three largest customers, Vale, Repsol S.A. (“YPF”) and Axion Energy (formerly known as Esso), accounted for 18.5%, 11.5% and 11.5% of its revenues, respectively and Navios Logistics’ five largest customers accounted for approximately 56.4% of revenues. For the year ended December 31, 2011, Navios Logistics’ three largest customers, Petrobras, Petropar and Axion Energy, accounted for 18.1%, 10.2% and 10% of its revenues, respectively, and Navios Logistics’ five largest customers accounted for approximately 55.1% of its revenues. During the year ended December 31, 2010, one customer, Petrobras, accounted for 17.5% of Navios Logistics’ revenues, and its five largest customers accounted for approximately 50% of its revenues. In addition, some of Navios Logistics’ customers, including many of its most significant customers, operate their own vessels and/or barges. These customers may decide to cease or reduce the use of its services for various reasons, including employment of their own vessels. The loss of any of its significant customers could materially adversely affect its results of operations.

If one or more of Navios Logistics’ customers does not perform under one or more contracts with it and Navios Logistics is not able to find a replacement contract, or if a customer exercises certain rights to terminate the contract, Navios Logistics could suffer a loss of revenues that could materially adversely affect its business, financial condition and results of operations.

Navios Logistics could lose a customer or the benefits of a contract if, among other things:

•	the customer fails to make payments because of its financial inability, disagreements with Navios Logistics or otherwise;

•	the customer terminates the contract because Navios Logistics fails to meet their contracted storage needs;

•

the customer terminates the contract because Navios Logistics fails to deliver the vessel within a fixed period of time, the vessel is lost or damaged beyond repair, there are serious deficiencies in the vessel or prolonged off-hire, or a default occurs under the contract; or

•	the customer terminates the contract because the vessel has been subject to seizure for more than a specified number of days.

Navios Logistics’ business can be affected by adverse weather conditions, effects of climate change and other factors beyond its control, that can affect production of the goods it transports and stores as well as the navigability of the river system on which it operates.

A significant portion of Navios Logistics’ business is derived from the transportation, handling and storage of soybeans and other agricultural products produced in the Hidrovia region. Any drought or other adverse weather conditions, such as floods, could result in a decline in production of these products, which would likely result in a reduction in demand for its services. This would, in turn, negatively impact its results of operations and financial condition. Furthermore, Navios Logistics’ fleet operates in the Parana and Paraguay Rivers, and any changes adversely affecting navigability of either of these rivers, such as changes in the depth of the water or the width of the navigable channel, could, in the short-term, reduce or limit its ability to effectively transport cargo on the rivers. For example, Navios Logistics was adversely affected by the decline in soybean production associated with the drought experienced mainly in the first quarter of 2009 throughout the main soybean growing areas of the Hidrovia. Low water levels, which began during the fourth quarter of 2008 and extended into 2009, also affected the volume carried. The possible effects of climate change, such as floods, droughts or increased storm activity, could similarly affect the demand for its services or its operations.

A prolonged drought, the possible effects of climate change, or other turn of events that is perceived by the market to have an impact on the region, the navigability of the Parana or Paraguay Rivers or Navios Logistics’ business in general may, in the short-term, result in a reduction in the market value of its ports, barges and pushboats that operate in the region. These barges and pushboats are designed to operate in wide and relatively calm rivers, of which there are only a few in the world. If it becomes difficult or impossible to operate profitably Navios Logistics’ barges and pushboats in the Hidrovia and Navios Logistics is forced to sell them to a third party located outside of the region, there is a limited market in which it would be able to sell these vessels, and accordingly it may be forced to sell them at a substantial loss.

Navios Logistics may be unable to obtain financing for its growth or to fund its future capital expenditures, which could materially adversely affect its results of operations and financial condition.

Navios Logistics’ capital expenditures during 2010, 2011 and 2012 were $58.1 million, $72.2 million and $28.5 million, respectively, used to acquire among others one product tanker, three pushboats, 66 barges and to expand its port terminal operations through the construction of one drying and conditioning facility, new tanks and a silo. In order to follow its current strategy for growth, Navios Logistics will need to fund future asset or business acquisitions, increase working capital levels and increase capital expenditures. For example, Navios Logistics is currently constructing a new conveyor belt in its dry port terminal in Uruguay which is expected to be completed in the third quarter of 2013 and one tank barge which is expected to be delivered at the end of June 2013.

In the future, Navios Logistics will also need to make capital expenditures required to maintain its current ports, fleet and infrastructure. Cash generated from its earnings may not be sufficient to fund all of these activities. In addition, the terms of any joint venture arrangements Navios Logistics may enter into in the future may limit the ability of the joint venture to distribute cash to it, and other joint venture partners may need to consent to the actions taken by the joint venture. Accordingly, Navios Logistics may need to raise capital through borrowings or the sale of debt or equity securities. Navios Logistics’ ability to obtain bank financing or to access the capital markets for future offerings may be limited by its financial condition at the time of any such financing or offering, as well as by adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties that are beyond its control. If Navios Logistics fails to obtain the funds necessary for capital expenditures required to maintain its ports, fleet and/or infrastructure, Navios Logistics may be forced to take vessels out of service or curtail operations, which could materially harm its revenues and profitability. If Navios Logistics fails to obtain the funds that might be necessary to acquire new vessels, or increase its working capital or capital expenditures, it might not be able to grow its business and its earnings could suffer. Furthermore, despite covenants under the indentures governing the Logistics Senior Notes and the agreements governing its other indebtedness, Navios Logistics will be permitted to incur additional indebtedness which would limit cash available for working capital and to service its indebtedness.

The failure of Petrobras to successfully implement its business plan for 2011 to 2015 could adversely affect Navios Logistics’ business.

During 2011, Petrobras announced its business plan for 2011 to 2015, which includes a projected capital expenditure budget of $224.7 billion between 2011 and 2015 and provides for an increase in drilling rigs, and in connection therewith forecasts a growth in the demand for supply and specialty vessels from 287 in December 2010 to 479 by 2015. In addition, Petrobras has entered into an assignment agreement with the Brazilian federal government (the “Assignment Agreement”) to conduct operations in specified pre-salt areas (areas of rock accumulations which are found under the salt layer of the Brazilian coastline and have the potential for the generation of oil), which will require additional capital expenditures by Petrobras to explore and develop the areas covered by the Assignment Agreement. The Assignment Agreement as well as other agreements and Brazilian regulations require that Petrobras acquire a minimum level of goods and services from Brazilian providers. In addition, Brazilian law provides a preference for the utilization of Brazilian-flagged vessels in its cabotage trade. Petrobras group was Navios Logistics’ largest customer for 2010 and for 2011 and one of its ten largest customers in 2012. In May 2011, Navios Logistics also signed 15-year charter contracts with Petrobras for six Panamax vessels, which are subject to its option to cancel the contracts if Navios Logistics is unable to secure acceptable financing for the construction of the vessels. Any failure of Navios Logistics to capitalize on its relationship with Petrobras could have a material adverse effect on its results of operations.

Spare parts or other key equipment needed for the operation of Navios Logistics’ ports and fleet may not be available off-the-shelf and, as a result, it may face substantial delays, which could result in loss of revenues while waiting for those spare parts to be produced and delivered to Navios Logistics.

Navios Logistics’ ports and fleet may need spare parts in order to replace old or damaged parts in the normal course of operations. Given the increased activity in the maritime industry and the industry that supplies it, the manufacturers of key equipment for Navios Logistics’ vessels and its ports (such as engine makers, propulsion systems makers, control system makers and others) may not have the spare parts immediately available and may have to produce them when required. Navios Logistics vessels and ports may be unable to operate while waiting for such spare parts to be produced, delivered, installed and tested, resulting in a substantial loss of revenues for Navios Logistics.

Navios Logistics owns and operates an up-river port terminal in San Antonio, Paraguay that it believes is well-positioned to become a hub for industrial development based upon the depth of the river in the area and the convergence between land and river transportation. If the port does not become a hub for industrial development, its future prospects could be materially and adversely affected.

Navios Logistics owns and operates an up-river port terminal with tank storage for refined petroleum products, oil and gas in San Antonio, Paraguay. Navios Logistics believes that the port’s location south of the city of Asuncion, the depth of the river in the area and the convergence between land and river transportation make this port well-positioned to become a hub for industrial development. However, if the location is not deemed to be advantageous, or the use of the river or its convergence with the land is not fully utilized for transportation, then the port would not become a hub for industrial development, and its future prospects could be materially and adversely affected.

The risks and costs associated with ports and vessels increase as the port equipment and vessels age.

The costs to operate and maintain a port or a vessel increase with the age of the port equipment or vessel. Governmental regulations, safety or other equipment standards related to the age of the port equipment or vessels may require expenditures for alterations or the addition of new equipment to Navios Logistics’ port equipment or vessels and may restrict the type of activities in which these ports or vessels may engage. Given the increased activity in the maritime industry and the industry that supplies it, the manufacturers of key equipment for its vessels (such as engine makers, propulsion systems makers, control systems makers and others) may not have the needed spare parts available immediately (or off-the-shelf) and may have to produce them when required. If this was the case, Navios Logistics’ ports or vessels may be unable to operate while waiting for such spare parts to be produced, delivered, installed and tested, resulting in substantial loss of revenues for Navios Logistics. The average age of Navios Logistics’ six product tanker vessels is two years. In some cases, charterers prefer newer vessels that are more fuel efficient than older vessels. Cargo insurance rates also increase with the age of a vessel, making older vessels less desirable to charterers as well. Navios Logistics cannot assure you that, as its operational port equipment and vessels age, market conditions will justify those expenditures or enable Navios Logistics to operate its ports and vessels profitably during the remainder of their useful lives. If Navios Logistics sells such assets, it may have to sell them at a loss, and if clients no longer use its ports or charter-out its vessels due to their age, its results of operations could be materially adversely affected.

As Navios Logistics expands its business, it may have difficulty managing its growth, including the need to improve its operations and financial systems, staff and crew or to receive required approvals to implement its expansion projects. If Navios Logistics cannot improve these systems, recruit suitable employees or obtain required approvals, it may not be able to effectively control its operations.

Navios Logistics intends to grow its port terminal, barge and cabotage businesses, either through land acquisition and expansion of its port facilities, through purchases of additional vessels, through chartered-in vessels or acquisitions of other logistics and related or complementary businesses. The expansion and acquisition of new land or addition of vessels to its fleet will impose significant additional responsibilities on its management and staff, and may require Navios Logistics to increase the number of its personnel. Navios Logistics will also have to increase its customer base to provide continued activity for the new businesses.

In addition, approval of governmental, regulatory and other authorities may be needed to implement any acquisitions or expansions. For example, Navios Logistics has purchased land near the Nueva Palmira Free Zone area in Uruguay with the intention of expanding its port facilities and add a new port terminal for minerals and liquid cargo. In order to complete this project, however, Navios Logistics must receive required authorization from several authorities. If these authorities deny Navios Logistics request for authorization, it will not be able to proceed with this project.

Growing any business by acquisition presents numerous risks. Acquisitions expose Navios Logistics to the risk of successor liability relating to actions involving an acquired company, its management or contingent liabilities incurred before the acquisition. The due diligence Navios Logistics conducts in connection with an acquisition, and any contractual guarantees or indemnities that it receives from the sellers of acquired companies or assets may not be sufficient to protect it from, or compensate it for, actual liabilities. Any material liability associated with an acquisition could adversely affect its reputation and results of operations and reduce the benefits of the acquisition. Other risks presented include difficulty in obtaining additional qualified personnel, managing relationships with customers and suppliers and integrating newly acquired assets or operations into existing infrastructures.

Management is unable to predict whether or when any prospective acquisition will occur, or the likelihood of a certain transaction being completed on favorable terms and conditions. Navios Logistics’ ability to expand its business through acquisitions depends on many factors, including its ability to identify acquisitions or access capital markets at an acceptable cost and negotiate favorable transaction terms. Navios Logistics cannot give any assurance that it will be successful in executing its growth plans or that it will not incur significant expenses and losses in connection therewith or that its acquisitions will perform as expected, which could materially adversely affect its results of operations and financial condition. Furthermore, because the volume of cargo Navios Logistics ships is at or near the capacity of its existing barges during the typical peak harvest season, its ability to increase volumes shipped is limited by its ability to acquire or charter-in additional barges.

With respect to Navios Logistics’ existing infrastructure, its initial operating and financial systems may not be adequate as Navios Logistics implements its plan to expand, and its attempts to improve these systems may be ineffective. If Navios Logistics is unable to operate its financial and operations systems effectively or to recruit suitable employees as it expands its operations, it may be unable to effectively control and manage the substantially larger operation. Although it is impossible to predict what errors might occur as the result of inadequate controls, it is generally harder to manage a larger operation than a smaller one and, accordingly, more likely that errors will occur as operations grow. Additional management infrastructure and systems will be required in connection with such growth to attempt to avoid such errors.

Rising crew costs, fuel prices and other cost increases may adversely affect Navios Logistics’ profits.

As of March 31, 2013, Navios Logistics employed 374 land-based employees: 43 employees in the Asuncion, Paraguay office, 49 employees at the port facility in San Antonio, Paraguay, 128 employees in the Buenos Aires, Argentina office, six employees in the Montevideo, Uruguay office, 135 employees at the port facility in Nueva Palmira, Uruguay, and 13 employees at Hidronave S.A.’s Corumba, Brazil office.

At December 31, 2012, Navios Logistics employed 367 land-based employees and approximately 640 seafarers as crew on its vessels. Crew costs are a significant expense for Navios Logistics. Recently, the limited supply of and increased demand for well-qualified crew, due to the increase in the size of the global shipping fleet, has created upward pressure on crewing costs, which Navios Logistics generally bears under its time and spot contracts. Additionally, labor union activity in the Hidrovia may create pressure for Navios Logistics to pay higher crew salaries and wages. In addition, fuel is one of the largest operating expenses in its barge and cabotage businesses, where the revenue is contracted mainly by ton per cargo shipped. The prices for and availability of fuel may be subject to rapid change or curtailment, respectively, due to, among other things, new laws or regulations, interruptions in production by suppliers, imposition of restrictions on energy supply by government, worldwide price levels and market conditions. Currently, most of Navios Logistics’ contracts provide for the adjustment of freight rates based on changes in the fuel prices and crew costs. Navios Logistics may be unable to include similar provisions in these contracts when they are renewed or in future contracts with new customers. To the extent its contracts do not pass-through changes in fuel prices to its clients, Navios Logistics will be forced to bear the cost of fuel price increases. Navios Logistics may hedge in the futures market all or part of its exposure to fuel price variations. Navios Logistics cannot assure you that it will be successful in hedging its exposure. In the event of a default by its contractual counterparties or other circumstance affecting their performance under a contract, Navios Logistics may be subject to exposure under, and may incur losses in connection with, its hedging instruments, if any. In certain jurisdictions, the price of fuel is affected by high local taxes and may become more expensive than prevailing international prices. Navios Logistics may not be able to pass onto its customers the additional cost of such taxes and may suffer losses as a consequence of such inability. Such increases in crew and fuel costs may materially adversely affect Navios Logistics’ results of operations.

Navios Logistics’ industry is highly competitive, and it may not be able to compete successfully for services with new companies with greater resources.

Navios Logistics provides services through its ports and employs its fleet in highly competitive markets. The river and sea coastal logistics market is international in scope and Navios Logistics competes with many different companies, including other port or vessel owners and major oil companies.

With respect to loading, storage and ancillary services, the market is divided between transits and exports, depending on the cargo origin. In the case of transits, there are other companies operating in the river system that are able to offer services similar to Navios Logistics. With respect to exports, its competitors are Montevideo Port in Montevideo and Ontur and TGU in Nueva Palmira. The main competitor of its liquid port terminal in Paraguay is Petropar, a Paraguayan state-owned entity. Other competitors include Copetrol and Petrobras, which are also customers of Navios Logistics’ port.

Navios Logistics faces competition in its barge and cabotage businesses with transportation of oil and refined petroleum products from other independent ship owners and from vessel operators. The charter markets in which its vessels compete are highly competitive. Key competitors include Ultrapetrol Bahamas Ltd. and Fluviomar. In addition, some of its customers, including ADM, Cargill, Louis Dreyfus and Vale, have some of their own dedicated barge capacity, which they can use to transport cargo in lieu of hiring a third party. Navios Logistics also competes indirectly with other forms of land-based transportation such as truck and rail. These companies and other smaller entities are regular competitors of Navios Logistics in its primary tanker trading areas. Competition is primarily based on prevailing market contract rates, vessel location and vessel manager know-how, reputation and credibility.

Navios Logistics’ competitors may be able to offer their customers lower prices, higher quality service and greater name recognition than it does. Accordingly, it may be unable to retain its current customers or to attract new customers.

If Navios Logistics fails to fulfill the oil majors’ vetting processes, it could materially adversely affect the employment of its tanker vessels in the spot and period markets, and consequently its results of operations.

While numerous factors are considered and evaluated prior to a commercial decision, the oil majors, through their association, Oil Companies International Marine Forum (“OCIMF”), have developed and are implementing two basic tools: (a) the Ship Inspection Report Program (“SIRE”) and (b) the Tanker Management and Self-Assessment (“TMSA”) program. The former is a ship inspection based upon a thorough Vessel Inspection Questionnaire and performed by OCIMF-accredited inspectors, resulting in a report being logged on SIRE. The report is an important element of the ship evaluation undertaken by any oil major when a commercial need exists.

Based upon commercial needs, there are three levels of assessment used by the oil majors: (a) terminal use, which will clear a vessel to call at one of the oil major’s terminals, (b) voyage charter, which will clear the vessel for a single voyage and (c) term charter, which will clear the vessel for use for an extended period of time. While for terminal use and voyage charter relationships, a ship inspection and the operator’s TMSA will be sufficient for the evaluation to be undertaken, a term charter relationship also requires a thorough office audit. An operator’s request for such an audit is by no means a guarantee one will be performed; it will take a long record of proven excellent safety and environmental protection on the operator’s part as well as high commercial interest on the part of the oil major to have an office audit performed. If Navios Logistics fails to clear the vetting processes of the oil majors, it could have a material adverse effect on the employment of its vessels, and, consequently, on its results of operations.

Navios Logistics may employ its fleet on the spot market and thus expose itself to risk of losses based on short-term decreases in shipping rates.

Navios Logistics periodically employs some of its fleet on a spot basis. As of December 31, 2012, 66% of its cabotage fleet and 61% of its barge fleet on a dwt tons basis was employed under time charter or COA contracts. The remaining percentage of its barge and cabotage fleet was employed in the spot market. The spot charter market can be competitive and freight rates within this market may be volatile with the timing and amount of fluctuations in spot rates being difficult to determine. Longer-term contracts provide income at pre-determined rates over more extended periods of time. The cycles in its target markets have not yet been clearly determined but Navios Logistics expects them to exhibit significant volatility as the South American markets mature. Navios Logistics cannot assure you that it will be successful in keeping its fleet fully employed in these short-term markets, or that future spot rates will be sufficient to enable such fleet to be operated profitably. A significant decrease in spot market rates or its inability to fully employ its fleet by taking advantage of the spot market would result in a reduction of the incremental revenue received from spot chartering and could materially adversely affect its results of operations, and operating cash flow.

Navios Logistics does not carry any strike insurance. As a result, if Navios Logistics were to become subject to a labor strike, it may incur uninsured losses, which could have a material adverse effect on its results of operations.

Navios Logistics does not currently maintain any strike insurance. As a result, if the crew of its vessels were to initiate a labor strike, Navios Logistics could incur uninsured liabilities and losses as a result. There can be no guarantee that Navios Logistics will be able to obtain additional insurance coverage in the future, and even if Navios Logistics is able to obtain additional coverage, it may not carry sufficient insurance coverage to satisfy potential claims. Should uninsured losses occur, it could have a material adverse effect on its results of operations.

Certain of Navios Logistics’ directors, officers, and principal stockholders are affiliated with entities engaged in business activities similar to those conducted by Navios Logistics which may compete directly with it, causing such persons to have conflicts of interest.

Some of Navios Logistics’ directors, officers and principal stockholders have affiliations with entities that have similar business activities to those conducted by Navios Logistics. Navios Logistics’ controlling stockholder, Navios Holdings, is a global, vertically integrated seaborne shipping and logistics company which operates numerous businesses focused on the transport and transshipment of drybulk commodities including iron ore, coal and grain. In addition, certain of Navios Logistics’ directors are also directors of shipping companies and they may enter similar businesses in the future. These other affiliations and business activities may give rise to certain conflicts of interest in the course of such individuals’ affiliation with Navios Logistics. Although Navios Logistics does not prevent its directors, officers and principal stockholders from having such affiliations, Navios Logistics uses its best efforts to cause such individuals to comply with all applicable laws and regulations in addressing such conflicts of interest. Navios Logistics’ officers and employee directors devote their full time and attention to its ongoing operations, and its non-employee directors devote such time as is necessary and required to satisfy their duties as directors of a company.

Navios Logistics’ success depends upon its management team and other employees, and if it is unable to attract and retain key management personnel and other employees, its results of operations may be negatively impacted.

Navios Logistics’ success depends to a significant extent upon the abilities and efforts of its management team and its ability to retain them. In particular, many members of its senior management team, including its Chairman, its Chief Executive Officer, its Chief Financial Officer, its Chief Operating Officers and its Chief Commercial Officer, have extensive experience in the logistics and shipping industries. If Navios Logistics was to lose its services for any reason, it is not clear whether any available replacements would be able to manage its operations as effectively. The loss of any of the members of its management team could impair Navios Logistics’ ability to identify and secure vessel contracts, to maintain good customer relations and to otherwise manage its business, which could have a material adverse effect on its financial performance and its ability to compete. Navios Logistics does not maintain key man insurance on any of its officers. Further, the efficient and safe operation of its fleet and ports requires skilled and experienced crew members and employees. Difficulty in hiring and retaining such crew members and employees could adversely affect its results of operations.

One of Navios Logistics’ subsidiaries, Hidronave South American Logistics S.A. (“Hidronave S.A.”), is a joint venture and Navios Logistics is party to a joint venture agreement that contains a non-compete provision which could affect its ability to engage in certain business opportunities or expand its operations.

Navios Logistics is party to a joint venture agreement that contains a non-compete provision. This provision restricts Navios Logistics, along with its joint venture partners, from engaging in certain businesses in specified locations which could be in competition with any part of the business of the joint venture. As a result of this non-compete provision, Navios Logistics could be prevented from engaging in certain business opportunities that it would otherwise undertake.

There can be no assurance that the non-compete provision in its joint venture agreement will be adequate to deter its joint venture partners from competing with its joint venture or other businesses. In addition, litigation to enforce its rights under a non-compete provision could result in substantial cost and divert its management’s time and effort.

Risks Relating to Argentina

Argentine government actions concerning the economy, including decisions with respect to inflation, interest rates, price controls, foreign exchange controls, wages and taxes, restrictions on production, imports and exports, have had and could continue to have a material adverse effect on Navios Logistics. Navios Logistics cannot provide any assurance that future economic, social and political developments in Argentina, over which it has no control, will not impair its business, financial condition or results of operations, the guarantors or the market price of the senior notes.

The continuing rise in inflation may have material adverse effects on the Argentine economy.

After several years of price stability under the convertibility regime, which established a fixed exchange rate of one U.S. dollar per one Argentine peso, the formal devaluation of the Argentine peso in January 2002 created pressures on the domestic prices system that generated high inflation in 2002, before substantially stabilizing in 2003. In 2004, the inflation rate (as measured by changes in the consumer price index, or CPI) reached 6.1% and in 2005 reached 12.3% according to data published by the Instituto Nacional de Estadisticas y Censos, or INDEC. The rate of inflation, according to data published by INDEC, decreased to 9.8% in 2006, in part due to several actions implemented by the Argentine government to control inflation and monitor prices for most relevant goods and services, which included price support arrangements agreed to by the Argentine government and private sector companies in several industries and markets. In 2008, 2009, 2010, 2011 and 2012, the inflation rate year-on-year, according to INDEC data, was 7.2%, 7.7%, 10.9%, 9.5% and 10.8%, respectively.

A return to a high inflation economy could undermine Argentina’s cost competitiveness abroad if not offset by an Argentine peso devaluation, while also negatively affecting the economy’s activity and employment levels. Uncertainty about future inflation may contribute to slow the economic activity level by reducing the economy’s growth. Argentine inflation rate volatility makes it impossible to estimate with reasonable certainty the extent to which activity levels and results of operations of Navios Logistics’ Argentine subsidiaries could be affected by inflation in the future.

The Argentine Central Bank has imposed restrictions on the transfer of funds outside of Argentina and other exchange controls in the past and may do so in the future, which could prevent Navios Logistics Argentine subsidiaries from transferring funds for the payment of the senior notes or the related guarantees.

In 2001 and during the first half of 2002, Argentina experienced a massive withdrawal of deposits from the Argentine financial system in a short period of time, as depositors lost confidence in the Argentine government’s ability to repay its foreign debt, its domestic debt and to maintain the convertibility regime. This precipitated a liquidity crisis within the Argentine financial system, which prompted the Argentine government to impose exchange controls and restrictions on the ability of depositors to withdraw their deposits.

Furthermore, in 2001 and 2002 and until February 7, 2003, the Argentine Central Bank restricted Argentine individuals and corporations from transferring U.S. dollars abroad without its prior approval. In 2003 and 2004, the government reduced some of these restrictions, including those requiring the Argentine Central Bank’s prior authorization for the transfer of funds abroad in order to pay principal and interest on debt obligations. Nevertheless, significant government controls and restrictions remain in place. Increasingly during 2008 and into 2009, the Argentine government has been imposing new restrictions on foreign exchange outflows, including through certain transactions on securities traded locally. Additionally, the Argentine federal tax authority has recently imposed new restrictions and limitations on the purchase of foreign currency. The existing controls and restrictions, and any additional restrictions of this kind that may be imposed in the future, could impair Navios Logistics’ ability to transfer funds generated by its Argentine operations in U.S. dollars outside Argentina to Navios Logistics for the payment of Navios Logistics’ indebtedness. In addition, the above restrictions and requirements, and any other restrictions or requirements that may be imposed in the future, expose Navios Logistics to the risk of losses arising from fluctuations in the exchange rate of the Argentine peso.

The Argentine government has made certain changes to its tax rules that affect Navios Logistics’ operations in Argentina and could further increase the fiscal burden on its operations in Argentina in the future.

Since 1992, the Argentine government has not permitted the application of an inflation adjustment on the value of fixed assets for tax purposes. Since the substantial devaluation of the Argentine peso in 2002, the amounts that the Argentine tax authorities permit Navios Logistics to deduct as depreciation for its past investments in plant, property and equipment have been substantially reduced, resulting in a higher effective income tax charge. If the Argentine government continues to increase the tax burden on Navios Logistics’ operations in Argentina, its results of operations and financial condition could be materially and adversely affected.

Risks Relating to Uruguayan Free Zone Regulation

Certain of Navios Logistics’ subsidiaries in Uruguay are operating as direct free trade zone users under an agreement with the Free Zone Division of the Uruguayan General Directorate of Commerce allowing them to operate in isolated public and private areas within national borders and to enjoy tax exemptions and other benefits, such as a generic exemption on present and future national taxes including the Corporate Income Tax, Value-Added Tax and Wealth Tax. Other benefits that Navios Logistics’ subsidiaries enjoy are simplified corporate law provisions, the ability to negotiate preferential public utility rates with government agencies and government guarantees of maintenance of such benefits and tax exemptions. Free trade zone users do not need to pay import and export tariffs to introduce goods from abroad to the free trade zone, to transfer or send such goods to other free trade zones in Uruguay or send them abroad. However, Navios Logistics’ subsidiaries may lose all the tax benefits granted to them if they breach or fail to comply with the free trade zone contracts or framework, including exceeding the 25% limit on non-Uruguayan employees or engaging in industrial, commercial or service activities outside of a free trade zone in Uruguay. In this case, Navios Logistics’ subsidiaries may continue with their operations from the free zone, but under a different tax regime.

Other Risks Relating to the Countries in which Navios Logistics’ Operates

Navios Logistics is an international company that is exposed to the risks of doing business in many different, and often less developed and emerging market countries.

Navios Logistics is an international company and conducts all of its operations outside of the United States, and expects to continue doing so for the foreseeable future. These operations are performed in countries that are historically less developed and stable than the United States, such as Argentina, Brazil, Bolivia, Paraguay and Uruguay.

Some of the other risks Navios Logistics is generally exposed to through its operations in emerging markets include among others:

•	political and economic instability, changing economic policies and conditions, and war and civil disturbances;

•	recessions in economies of countries in which Navios Logistics has business operations;

•	frequent government interventions into the country’s economy, including changes to monetary, fiscal and credit policy;

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the imposition of additional withholding, income or other taxes, or tariffs or other restrictions on foreign trade or investment, including currency exchange controls and currency repatriation limitations;

•	the modification of its status or the rules and regulations relating to the international tax-free trade zone in which Navios Logistics operates its dry port;

•	the imposition of executive and judicial decisions upon Navios Logistics’ vessels by the different governmental authorities associated with some of these countries;

•	the imposition of or unexpected adverse changes in foreign laws or regulatory requirements;

•	longer payment cycles in foreign countries and difficulties in collecting accounts receivable;

•	difficulties and costs of staffing and managing its foreign operations;

•	compliance with anti-bribery laws; and

•	acts of terrorism.

These risks may result in unforeseen harm to Navios Logistics’ business and financial condition. Also, some of its customers are headquartered in South America, and a general decline in the economies of South America, or the instability of certain South American countries and economies, could materially adversely affect Navios Logistics.

Navios Logistics’ business in emerging markets requires it to respond to rapid changes in market conditions in these countries. Navios Logistics’ overall success in international markets depends, in part, upon its ability to succeed in different legal, regulatory, economic, social and political conditions. Navios Logistics may not continue to succeed in developing and implementing policies and strategies that will be effective in each location where it does business. Furthermore, the occurrence of any of the foregoing factors may have a material adverse effect on its business and results of operations.

With respect to Argentina, the Argentine economy has experienced significant volatility in recent decades. Although general economic conditions in Argentina have recovered significantly during recent years, there is uncertainty as to whether this growth is sustainable. The global economic crisis of 2008 led to a sudden economic decline, accompanied by political and social unrest, inflationary and Argentine Peso depreciation pressures and lack of consumer and investor confidence. Future government policies to pre-empt, or in response to, social unrest may include expropriation, nationalization, forced renegotiation or modification of existing contracts, suspension of the enforcement of creditors’ rights, new taxation policies, and changes in laws and policies affecting foreign trade. On May 3, 2012, expropriation law 26,741 was passed by the Argentine Congress, providing for the expropriation of 51% of the share capital of YPF, represented by an identical stake of Class D shares owned, directly or indirectly, by YPF and its controlled or controlling entities, which have been declared of public interest. Such policies could destabilize the country and adversely and materially affect the Argentine economy, and thereby Navios Logistics’ business, results of operations and financial condition.

Argentina has very limited access to foreign financing resulting from a default, several restructurings, and a series of payment suspensions over the past decade. Due to the lack of access to the international capital markets, the Argentine government continues to use the Argentine Central Bank’s foreign-currency reserves for the payment of Argentina’s current debt, the reduction of which may weaken Argentina’s ability to overcome economic deterioration in the future. Without access to international private financing, Argentina may not be able to finance its obligations, and financing from multilateral financial institutions may be limited or not available. This could also inhibit the ability of the Argentine Central Bank to adopt measures to curb inflation and could materially adversely affect Argentina’s economic growth and public finances.

With respect to Brazil, the Brazilian economy has experienced significant volatility in recent decades, characterized by periods of low or negative growth, high and variable levels of inflation and currency devaluation. Historically, Brazil’s political situation has influenced the performance of the Brazilian economy, and political crises have affected the confidence of investors and the general public. Future developments in policies of the Brazilian government and/or the uncertainty of whether and when such policies and regulations may be implemented, all of which are beyond Navios Logistics’ control, could have a material adverse effect on it. Additionally, the Brazilian government frequently implements changes to the Brazilian tax regime, including changes in prevailing tax rates and the imposition of temporary taxes, which may affect Navios Logistics.

The governments of Argentina, Bolivia, Brazil, Paraguay and Uruguay have entered into a treaty that commits each of them to participate in a regional initiative to integrate the region’s economies. There is no guarantee that such an initiative will be successful or that each of the governments involved in the initiative will follow through on its intentions to participate and if such regional initiative is unsuccessful, it could have a material adverse impact on Navios Logistics’ results of operations.

The governments of Argentina, Bolivia, Brazil, Paraguay and Uruguay have entered into a treaty that commits each of them to participate in a regional initiative to integrate the region’s economies, a central component of which is water transportation in the Hidrovia. Although Navios Logistics believes that this regional initiative of expanding navigation on the Hidrovia river system will result in significant economic benefits, there is no guarantee that such an initiative will ultimately be successful, that each country will follow through on its intention to participate, or that the benefits of this initiative will match its expectations of continuing growth in the Hidrovia or reducing transportation costs. If the regional initiative is unsuccessful, its results of operations could be materially and adversely affected.

Changes in rules and regulations with respect to cabotage or their interpretation in the markets in which Navios Logistics operates could have a material adverse effect on its results of operations.

In the markets in which Navios Logistics currently operates, in cabotage or regional trades, it is subject to restrictive rules and regulations on a region by region basis. Navios Logistics’ operations currently benefit from these rules and regulations or their interpretation. For instance, preferential treatment is extended in Argentine cabotage for Argentine flagged vessels or foreign flagged vessels operated by local established operators with sufficient Argentine tonnage under one to three years’ licenses, including Navios Logistics’ Argentine cabotage vessels. Changes in cabotage rules and regulations or in their interpretation may have an adverse effect on Navios Logistics’ current or future cabotage operations, either by becoming more restrictive (which could result in limitations to the utilization of some of its vessels in those trades) or less restrictive (which could result in increased competition in these markets).

Because Navios Logistics generates the majority of its revenues in U.S. dollars but incurs a significant portion of its expenses in other currencies, exchange rate fluctuations could cause Navios Logistics to suffer exchange rate losses, thereby increasing expenses and reducing income.

Navios Logistics engages in regional commerce with a variety of entities. Although Navios Logistics’ operations expose it to certain levels of foreign currency risk, its revenues are predominantly U.S. dollar-denominated at the present. Additionally, Navios Logistics’ South American subsidiaries transact certain operations in Uruguayan pesos, Paraguayan guarannies, Argentinean pesos and Brazilian reals; however, all of the subsidiaries’ primary cash flows are U.S. dollar-denominated. Currencies in Argentina and Brazil have fluctuated significantly against the U.S. dollar in the past. For the three month period ended March 31, 2013 approximately 40.7% of Navios Logistics’ expenses were incurred in currencies other than U.S. dollars. As of December 31, 2012, 2011 and 2010, approximately 50.4%, 48.5% and 50.4%, respectively, of Navios Logistics’ expenses were incurred in currencies other than the U.S. dollar. Transactions in currencies other than the functional currency are translated at the exchange rate in effect at the date of each transaction. Expenses incurred in foreign currencies against which the U.S. dollar falls in value can increase, thereby decreasing Navios Logistics’ income. A greater percentage of its transactions and expenses in the future may be denominated in currencies other than the U.S. dollar. As part of its overall risk management policy, Navios Logistics may attempt to hedge these risks in exchange rate fluctuations from time to time but cannot guarantee it will be successful in these hedging activities. Future fluctuations in the value of local currencies relative to the U.S. dollar in the countries in which Navios Logistics operates may occur, and if such fluctuations were to occur in one or a combination of the countries in which Navios Logistics operates, its results of operations or financial condition could be materially adversely affected.

Tax Risks

We may earn United States source income that is subject to tax, thereby adversely affecting our results of operations and cash flows.

Under the Internal Revenue Code, or the Code, 50.0% of the gross shipping income of a vessel owning or chartering corporation that is attributable to transportation that either begins or ends, but that does not both begin and end, in the United States is characterized as U.S.-source shipping income. U.S.-source shipping income generally is subject to a 4.0% U.S. federal income tax without allowance for deduction or, if such U.S.-source shipping income is effectively connected with the conduct of a trade or business in the United States, U.S. federal corporate income tax (the highest statutory rate presently is 35.0%) as well as a branch profits tax (presently imposed at a 30.0% rate on effectively connected earnings), unless that corporation qualifies for exemption from tax under Section 883 of the Code. Based on our current plans, we expect that our income from sources within the United States will be international shipping income that qualifies for exemption from United States federal income taxation under section 883 of the Code, and that we will have no other income that will be taxed in the United States. Our ability to qualify for the exemption at any given time will depend upon circumstances related to the ownership of our common stock at such time and thus are beyond our control. Furthermore, our board of directors could determine that it is in our best interests to take an action that would result in this tax exemption not applying to us in the future. Accordingly, we can give no assurance that we would qualify for the exemption under Section 883 with respect to any such income we earn. If we were not entitled to the Section 883 exemption for any taxable year, we generally would be subject to a 4.0% U.S. federal gross income tax with respect to our U.S.-source shipping income or, if such U.S. source shipping income were effectively connected with the conduct of a trade or business in the United States, U.S. federal corporate income tax as well as a branch profits tax for those years. As a result, depending on the trading patterns of our vessels, we could become liable for tax, and our net income and cash flow could be adversely affected.

We may be taxed as a United States corporation.

The purchase by International Shipping Enterprises Inc. (“ISE”), our predecessor, of all of the outstanding shares of common stock of Navios Holdings, and the subsequent downstream merger of ISE with and into Navios Holdings took place on August 25, 2005. Navios Holdings is incorporated under the laws of the Republic of the Marshall Islands. ISE received an opinion from its counsel for the merger transaction that, while there is no direct authority that governs the tax treatment of the transaction, it was more likely than not that Navios Holdings would be taxed by the United States as a foreign corporation. Accordingly, we take the position that we will be taxed as a foreign corporation by the United States. If Navios Holdings is taxed as a U.S. corporation in the future, its taxes will be significantly higher than they are currently.

A change in tax laws, treaties or regulations, or their interpretation, of any country in which we operate our business could result in a high tax rate on our worldwide earnings, which could result in a significant negative impact on our earnings and cash flows from operations.

We are an international company that conducts business throughout the world. Tax laws and regulations are highly complex and subject to interpretation. Consequently, we are subject to changing tax laws, treaties and regulations in and between countries in which we operate. Our income tax expense is based upon our interpretation of tax laws in effect in various countries at the time that the expense was incurred. A change in these tax laws, treaties or regulations, or in the interpretation thereof, or in the valuation of our deferred tax assets, could result in a materially higher tax expense or a higher effective tax rate on our worldwide earnings, and such change could be significant to our financial results. If any tax authority successfully challenges our operational structure, intercompany pricing policies or the taxable presence of our key subsidiaries in certain countries, or if the terms of certain income tax treaties are interpreted in a manner that is adverse to our structure, or if we lose a material tax dispute in any country, our effective tax rate on our worldwide earnings from our operations could increase substantially and our earnings and cash flows from these operations could be materially adversely affected. For example, as of January 1, 2013, foreign flagged vessels that are managed by Greek or foreign ship management companies in Greece are subject to Greek tonnage tax. The payment of tonnage tax exhausts the tax liability of the foreign ship owning company against any tax, duty, charge or contribution payable on income from the exploitation of the foreign flagged vessel.

We and our subsidiaries may be subject to taxation in the jurisdictions in which we and our subsidiaries conduct business. Such taxation would result in decreased earnings available to our stockholders.

Investors are encouraged to consult their own tax advisors concerning the overall tax consequences of the ownership of our common stock arising in an investor’s particular situation under U.S. federal, state, local and foreign law.

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. holders.

A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. stockholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

We should not be a PFIC with respect to any taxable year. Based upon our operations as described herein, our income from time charters should not be treated as passive income for purposes of determining whether we are a PFIC. Accordingly, our income from our time chartering activities should not constitute “passive income,” and the assets that we own and operate in connection with the production of that income should not constitute passive assets.

There is substantial legal authority supporting this position consisting of case law and U.S. Internal Revenue Service, or IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations changed.

If the IRS were to find that we are or have been a PFIC for any taxable year, our U.S. stockholders would face adverse U.S. federal income tax consequences and certain information reporting requirements. Under the PFIC rules, unless those stockholders make an election available under the Code (which election could itself have adverse consequences for such stockholders), such stockholders would be liable to pay U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of their shares of common stock, as if the excess distribution or gain had been recognized ratably over the stockholder’s holding period of the common stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of our consolidated earnings to our consolidated fixed charges for the periods indicated.

	Three Months Ended March 31,			Year Ended December 31,
	2013		2012	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges (1)		(2)	1.18	2.09	1.22	1.69	1.33	1.16

(1)	For purposes of computing our ratio of earnings to fixed charges on a consolidated basis, earnings is the result of adding (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, and (d) distributed income of equity investees, and subtracting (a) interest capitalized and (b) preference security dividend requirements of consolidated subsidiaries. Fixed charges represent (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, (iii) interest within time-charter hire and rental expense, and (iv) preference security dividend requirements of consolidated subsidiaries.

(2)	Additional pre-tax income from continuing operations before adjustment for income or loss from equity investees of $16,504 would be necessary to generate a ratio of earnings to fixed charges of 1.00.

FORWARD-LOOKING STATEMENTS

Navios Maritime Holdings Inc. desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words “may,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” and similar expressions identify forward-looking statements.

Please note in this prospectus, “we”, “us”, “our”, the “Company” and “Navios Holdings” all refer to Navios Maritime Holdings Inc. and its subsidiaries.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records, and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies, fluctuations in currencies and interest rates, general market conditions, including fluctuations in charter hire rates and vessel values, changes in demand in the drybulk shipping industry, changes in the Company’s operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports filed by the Company with the SEC.

We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

CAPITALIZATION AND INDEBTEDNESS

March 31, 2013
(amounts in thousands
of US Dollars)
Debt:
Current portion of long-term debt	$7,945
Current portion of capital lease obligations	1,365
Total long-term debt, net of current portion	283,085
Total capital lease obligations, net of current portion	23,421
Senior and ship mortgage notes, net of discount and including premium	1,127,621

Total debt	1,443,437

Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 1,000,000 shares, 8,479 issued and outstanding as of March 31, 2013	—
Common stock, $0.0001 par value, authorized 250,000,000 shares,issued and outstanding 103,244,207 as of March 31, 2013	10
Additional paid-in capital	548,043
Accumulated other comprehensive loss	(323)
Retained earnings	642,779

Total Navios Holdings’ stockholders’ equity	1,190,509

Total capitalization	$2,633,946

PRICE RANGE OF OUR SECURITIES

Currently, the principal trading market for our common stock is the New York Stock Exchange under the symbol NM. As of February 22, 2007, when our common stock and warrants (expired in December 2008) commenced trading on the NYSE, our then outstanding units were no longer trading and in order to trade its underlying constituent parts (one share of common stock and two warrants) the unit would be required to be broken up. Prior to February 22, 2007 our common stock, warrants and units all traded on the Nasdaq Global Market.

The following table sets forth, for the periods indicated, the reported high and low quoted closing prices of our common stock and warrants on the NYSE.

On July 3, 2013, the closing price of our common stock was $5.41. The quotations listed below reflect inter-dealer prices, without retail markup, markdown or commission, and may not necessarily represent actual transactions:

	Common Stock		Warrants
Year Ended	High	Low	High	Low
December 31, 2012	$4.49	$3.08	$—	$—
December 31, 2011	$5.99	$2.88	$—	$—
December 31, 2010	$7.55	$4.38	$—	$—
December 31, 2009	$6.60	$1.68	$—	$—
December 31, 2008	$14.95	$1.10	$9.91	$0.01

For the two most recent full financial years and any subsequent period: the high and low market prices for each financial quarter:

	Common Stock
Quarter Ended	High	Low
June 30, 2013	$5.70	$3.80
March 31, 2013	$4.65	$3.40
December 31, 2012	$4.15	$3.26
September 30, 2012	$4.08	$3.26
June 30, 2012	$4.25	$3.08
March 31, 2012	$4.49	$3.41
December 31, 2011	$4.20	$2.88
September 30, 2011	$5.24	$2.88
June 30, 2011	$5.99	$4.82
March 31, 2011	$5.80	$4.76

For the most recent six months: the high and low market prices for each month:

	Common Stock
Month Ended	High	Low
June 2013	$5.65	$4.70
May 2013	$5.70	$4.40
April 2013	$4.60	$3.80
March 2013	$4.65	$3.69
February 2013	$3.98	$3.59

	Common Stock
Month Ended	High	Low
January 2013	$3.83	$3.40

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

As of July 3, 2013, under our articles of incorporation, as amended, our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, of which 103,330,707 were issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share, of which 8,479 were issued and outstanding.

Common Stock

As of July 3, 2013, we had 103,330,707 shares outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by the board of directors out of funds legally available for dividends. Holders of stock do not have conversion, redemption or preemptive rights to subscribe to any or our securities. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “NM”.

Senior Notes due 2019

On January 28, 2011, the Company and its wholly owned subsidiary, Navios Maritime Finance II (US) Inc. (together with the Company, the “2019 Co-Issuers”) issued $350.0 million in senior notes due on February 15, 2019 at a fixed rate of 8.125% (the “2019 Notes”). The 2019 Notes are fully and unconditionally guaranteed, jointly and severally and on an unsecured senior basis, by all of the Company’s subsidiaries, other than Navios Maritime Finance II (US) Inc., Navios Maritime Finance (US) Inc., Navios South American Logistics Inc. and its subsidiaries and Navios GP L.L.C. The subsidiary guarantees are “full and unconditional”, as those terms are used in Regulation S-X Rule 3-10, except that the indenture provides for an individual subsidiary’s guarantee to be automatically released in certain customary circumstances, such as when a subsidiary is sold or all of the assets of the subsidiary are sold, the capital stock is sold, when the subsidiary is designated as an “unrestricted subsidiary” for purposes of the indenture, upon liquidation or dissolution of the subsidiary or upon legal or covenant defeasance or satisfaction and discharge of the notes. The 2019 Co-Issuers have the option to redeem the 2019 Notes in whole or in part, at any time (i) before February 15, 2015, at a redemption price equal to 100% of the principal amount, plus a make-whole premium, plus accrued and unpaid interest, if any, and (ii) on or after February 15, 2015, at a fixed price of 104.063% of the principal amount, which price declines ratably until it reaches par in 2017, plus accrued and unpaid interest, if any. At any time before February 15, 2014, the 2019 Co-Issuers may redeem up to 35% of the aggregate principal amount of the 2019 Notes with the net proceeds of an equity offering at 108.125% of the principal amount of the 2019 Notes, plus accrued and unpaid interest, if any, so long as at least 65% of the originally issued aggregate principal amount of the 2019 Notes remains outstanding after such redemption. In addition, upon the occurrence of certain change of control events, the holders of the 2019 Notes will have the right to require the 2019 Co-Issuers to repurchase some or all of the 2019 Notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date.

The 2019 Notes contain covenants which, among other things, limit the incurrence of additional indebtedness, issuance of certain preferred stock, the payment of dividends, redemption or repurchase of capital stock or making restricted payments and investments, creation of certain liens, transfer or sale of assets, entering in transactions with affiliates, merging or consolidating or selling all or substantially all of the 2019 Co-Issuers’ properties and assets and creation or designation of restricted subsidiaries.

Ship Mortgage Notes

In November 2009, the Company and its wholly owned subsidiary, Navios Maritime Finance (US) Inc. (together, the “Mortgage Notes Co-Issuers”) issued $400.0 million of first priority ship mortgage notes due on November 1, 2017 at a fixed rate of 8.875%. In July 2012, the Mortgage Notes Co-Issuers issued an additional $88.0 million of the ship mortgage notes at par value. The exchange offer of the ship mortgage notes issued in July 2012 was completed on October 4, 2012.

The ship mortgage notes are senior obligations of the Mortgage Notes Co-Issuers and are secured by first priority ship mortgages on 17 vessels owned by certain subsidiary guarantors and other related collateral securities. The ship mortgage notes are fully and unconditionally guaranteed, jointly and severally by all of the Company’s direct and indirect subsidiaries that guarantee the 2019 Notes and Navios Maritime Finance II (US) Inc. The guarantees of the Company’s subsidiaries that own mortgage vessels are senior secured guarantees and the guarantees of the Company’s subsidiaries that do not own mortgage vessels are senior unsecured guarantees. In addition, the Mortgage Notes Co-Issuers have the option to redeem the ship mortgage notes in whole or in part, at any time (i) before November 1, 2013, at a redemption price equal to 100% of the principal amount plus a make whole price which is based on a formula calculated using a discount rate of treasury bonds plus 50 basis points, and (ii) on or after November 1, 2013, at a fixed price of 104.438%, which price declines ratably until it reaches par in 2015.

Furthermore, upon occurrence of certain change of control events, the holders of the ship mortgage notes may require the Mortgage Notes Co-Issuers to repurchase some or all of the notes at 101% of their face amount. Pursuant to the terms of a registration rights agreement, as a result of satisfying certain conditions, the Mortgage Notes Co-Issuers and the guarantors are not obligated to file a registration statement that would have enabled the holders of ship mortgage notes to exchange the privately placed notes with publicly registered notes with identical terms. The ship mortgage notes contain covenants which, among other things, limit the incurrence of additional indebtedness, issuance of certain preferred stock, the payment of dividends, redemption or repurchase of capital stock or making restricted payments and investments, creation of certain liens, transfer or sale of assets, entering into certain transactions with affiliates, merging or consolidating or selling all or substantially all of the Mortgage Notes Co-Issuers’ properties and assets and creation or designation of restricted subsidiaries.

Navios Logistics Senior Notes

In April 2011, Navios Logistics and its wholly-owned subsidiary Navios Logistics Finance (US) Inc. (“Logistics Finance” and, together the “Logistics Co-Issuers”) issued $200.0 million in senior notes due on April 15, 2019 at a fixed rate of 9.25% (the “Existing Logistics Senior Notes”). In March 2013, the Logistics Co-Issuers issued an additional $90.0 million in aggregate principal amount of 9.25% senior notes due 2019 (the “Additional Logistics Senior Notes” and, together with the Existing Logistics Senior Notes, the “Logistics Senior Notes”) at a premium, with a price of 103.750%. The terms of the Additional Logistics Senior Notes issued in March 2013 are identical to the $200.0 million Existing Logistics Senior Notes that were issued in April 2011.

The Logistics Senior Notes are fully and unconditionally guaranteed, jointly and severally, by all of Navios Logistics’ direct and indirect subsidiaries except for Hidronave S.A. and Navios Logistics Finance (US) Inc. The subsidiary guarantees are “full and unconditional”, as those terms are used in Regulation S-X Rule 3-10, except that the indenture provides for an individual subsidiary’s guarantee to be automatically released in certain customary circumstances, such as when a subsidiary is sold or all of the assets of the subsidiary are sold, the capital stock is sold, when the subsidiary is designated as an “unrestricted subsidiary” for purposes of the indenture, upon liquidation or dissolution of the subsidiary or upon legal or covenant defeasance or satisfaction and discharge of the notes. The Logistics Co-Issuers have the option to redeem the notes in whole or in part, at their option, at any time (i) before April 15, 2014, at a redemption price equal to 100% of the principal amount plus the applicable make-whole premium plus accrued and unpaid interest, if any, to the redemption date and (ii) on or after April 15, 2014, at a fixed price of 106.938%, which price declines ratably until it reaches par in 2017. At any time before April 15, 2014, the Logistics Co-Issuers may redeem up to 35% of the aggregate principal amount of the Logistics Senior Notes with the net proceeds of an equity offering at 109.25% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the redemption date so long as at least 65% of the originally issued aggregate principal amount of the notes remains outstanding after such redemption.

In addition, upon the occurrence of certain change of control events, the holders of the Logistics Senior Notes will have the right to require the Logistics Co- Issuers to repurchase some or all of the notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date.

The Logistics Senior Notes contain covenants which, among other things, limit the incurrence of additional indebtedness, issuance of certain preferred stock, the payment of dividends, in excess of 6% per annum of the net proceeds received by or contributed to Navios Logistics in or from any public offering, redemption or repurchase of capital stock or making restricted payments and investments, creation of certain liens, transfer or sale of assets, entering in transactions with affiliates, merging or consolidating or selling all or substantially all of Navios Logistics’ properties and assets and creation or designation of restricted subsidiaries.

Preferred Stock

Navios Holdings’ certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by Navios Holdings’ board of directors. Accordingly, Navios Holdings’ board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. As of July 3, 2013 there were, in the aggregate, 8,479 shares of preferred stock outstanding, designated as various series of preferred stock.

Preferred Stock Purchase Right

Navios Maritime Holdings Inc. has entered into a stockholders rights agreement and declared a dividend of one preferred share purchase right, or a Right, to purchase one one-thousandth of a share of the Company’s Preferred Stock for each outstanding share of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The dividend was payable on October 16, 2008 to our stockholders of record on that date. Each Right entitles the registered holder, upon the occurrence of certain events, to purchase from the Company one one-thousandth of a share of Preferred Stock at an exercise price of $50.00, subject to adjustment.

The following summary of the principal terms of the stockholders rights agreement is a general description only, and is subject to the specific terms and conditions set forth in the Stockholders Rights Agreement between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

Rights Evidenced by Common Share Certificates

The Rights will not be exercisable until the Distribution Date (defined below). We will not send Certificates for the Rights (“Rights Certificates”) to stockholders and the Rights will attach to and trade only together with the Common Stock. Common Stock certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender or transfer of any certificates for Common Stock, outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

Distribution Date

The Rights will be separate from the Common Stock, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of (a) the tenth day after a person or group of affiliated or associated persons (“Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock then outstanding, or (b) the tenth business day (or such later date as may be determined by the Company’s Board of Directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company’s then outstanding Common Stock. The earlier of these dates is referred to as the “Distribution Date.” Angeliki Frangou and entities and persons affiliated or related to her are excluded from the definition of “Acquiring Person.” Persons who are beneficial owners of 10% or more of the Common Stock outstanding on the effective date of the rights agreement shall not become an Acquiring Person until such time as they acquire such number of additional shares of stock as would cause such person to own 20% or more of the Company’s then outstanding Common Stock.

Issuance of Rights Certificates; Expiration of Rights

As soon as practicable following the Distribution Date, a Rights Certificate will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificate alone will evidence the Rights from and after the Distribution Date. The Rights will expire on the earliest of (i) October 16, 2018, (the “Final Expiration Date”), or (ii) redemption or exchange of the Rights as described below.

Initial Exercise of the Rights

Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of the Exercise Price, one one-thousandth of a share of the Preferred Stock. In the event that the Company does not have sufficient Preferred Stock available for all Rights to be exercised, or the board of directors decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the Preferred Stock for which the Rights would have been exercisable under this provision or as described below.

Right to Buy Company Common Stock

Unless the Rights are earlier redeemed, in the event that an Acquiring Person obtains 15% or more of the Company’s then outstanding Common Stock, then each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Common Stock having a value equal to two times the Exercise Price. Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by the Company as set forth below.

Right to Buy Acquiring Company Stock

Similarly, unless the Rights are earlier redeemed, in the event that, after an Acquiring Person obtains 15% or more of the Company’s then outstanding Common Stock, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company’s consolidated assets or earning power are sold, proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Exercise Price.

Redemption

At any time on or prior to the close of business on the earlier of (i) the first date of the public announcement that an Acquiring Person has obtained 15% or more of the Company’s then outstanding Common Stock or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right.

Exchange Provision

At any time after an Acquiring Person obtains 15% or more of the Company’s then outstanding Common Stock and prior to the acquisition by such Acquiring Person of 50% or more of the Company’s outstanding Common Stock, the board of directors of the Company may exchange the Rights (other than Rights beneficially owned by the Acquiring Person, which shall be void), in whole or in part, at an exchange ratio of one Common Stock per Right.

Adjustments to Prevent Dilution

The Exercise Price payable, the number of Rights, and the number of Preferred Stock shares or Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by the Company as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price.

Cash Paid Instead of Issuing Fractional Shares

No fractional Common Stock will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on the current market value of the Common Stock on the trading date immediately prior to the date of exercise.

No Stockholders’ Rights Prior to Exercise

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder’s ownership of Common Stock), including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement

The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities, shorten or lengthen any time period, subject to certain limitations, or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).

Rights and Preferences of the Preferred Stock

Each one one-thousandth of a share of Preferred Stock has rights and preferences substantially equivalent to those of one share of Common Stock.

Certain Anti-Takeover Effects

The Rights approved by the board of directors are designed to protect and maximize the value of the Company’s securities in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the board of directors. Takeover attempts may include coercive tactics, which deprive the Company’s board of directors and its stockholders of a meaningful chance to determine the Company’s future. The Rights have been declared by the board of directors in order to deter such tactics, as they unfairly pressure stockholders and may deprive them of the full value of their shares. The Rights will not prevent a takeover of the Company. Subject to the restrictions described above, the Rights may be redeemed by the Company at $0.0001 per Right at any time prior to the Distribution Date, and therefore, should not interfere with any merger or business combination approved by the board of directors.

Transfer Agent and Warrant Agent

The transfer agent for Navios Holdings’ securities is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate and working capital purposes.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations, if any, relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock, which may be represented by American Depositary Shares;

•	warrants to purchase common stock;

•	debt securities; and/or

•	any combination of the above, separately or as units.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

COMMON STOCK

Each share of common stock would entitle the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock would be entitled to receive ratably all dividends, if any, declared by the board of directors out of funds legally available for dividends. Holders of common stock would not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock, when issued, will be fully paid and non-assessable. The rights, preferences and privileges of holders of common stock will be subject to the rights of the holders of any shares of preferred stock which we may issue in the future.

PREFERRED STOCK

        The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. For those shares of preferred stock, if any, that are deposited in an American Depositary Receipt facility pursuant to a depositary agreement, to be entered into with the depositary, the depositary or its nominee is deemed the shareholder (for additional details, see “Description of American Depositary Shares”). The board may set the following terms of any series preferred stock, and a prospectus supplement will specify these terms for each series offered:

•	the number of shares constituting the series and the distinctive designation of the series;

•	dividend rates, whether dividends are cumulative, and, if so, from what date; and the relative rights of priority of payment of dividends;

•	voting rights and the terms of the voting rights;

•	conversion privileges and the terms and conditions of conversion, including provision for adjustment of the conversion rate;

•

redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

•	sinking fund provisions for the redemption or purchase of shares;

•	rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority of payment; and

•	any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets available for distribution to holders of preferred stock are insufficient to pay the full preferential amount to which the holders are entitled, then the available assets will be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect to each series.

Holders of preferred stock will not be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the Company. The preferred stock will, when issued, be fully paid and nonassessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

General

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus in an amount as required by applicable law. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number if warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. EST on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise of the warrants.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. Any issuance of debt securities will need to take into account the terms and provisions of our senior notes, our ship mortgage notes and our debt facilities, or any other debt, if such debt is outstanding at the time of issuance of any debt securities we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under the senior indenture, which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in each prospectus supplement the following terms relating to a series of notes:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be made;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special United States federal income tax considerations applicable to the notes;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of notes that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

•	reducing the percentage of notes, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•

issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the Republic of Marshall Islands, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

AMERICAN DEPOSITARY SHARES

ADSs represent ownership interests in securities that are on deposit with a depositary bank. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the ADSs that we may offer under this prospectus and any applicable prospectus supplement and the related depositary agreements and ADRs. While the terms summarized below will apply generally to any ADSs that we may offer, we will describe the particular terms of any ADSs in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any ADSs offered under that prospectus supplement may differ from the terms described below.

We may issue ADSs representing preferred stock in one or more series. We will evidence each series of ADSs by ADRs that we will issue under a separate agreement that we will enter into with a depositary. We will indicate the name and principal executive office of the depositary in the applicable prospectus supplement relating to particular ADSs.

We will describe in the applicable prospectus supplement the terms of the ADSs, including:

•	the amount of deposited securities represented by one unit of ADRs;

•	any procedure for voting the deposited securities;

•	any procedure for collecting and distributing dividends;

•	the procedures for transmitting notices, reports and proxy soliciting material;

•	the sale or exercise of rights;

•	the deposit or sale of securities resulting from dividends, splits or plans of reorganization;

•	any redemption provisions;

•	the amendment, extension or termination of the deposit arrangements;

•	the rights that holders of ADRs have to inspect the books of the depositary and the list of receipt holders;

•	any restrictions on the right to transfer or withdraw the underlying securities;

•	any limitation on the depositary’s liability; and

•	all fees and charges that a holder of ADRs will have to pay, either directly or indirectly.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is the responsibility of the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “Legal Ownership of Securities” above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through dealers or agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of such methods.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Certain persons may also engage in passive market making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Reeder & Simpson P.C., Marshall Islands counsel, will provide us with an opinion as to the legal matters in connection with the securities we are offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Navios Maritime Partners L.P. for the year ended December 31, 2012 incorporated in this Prospectus by reference to the Navios Maritime Holdings Inc. Annual Report on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CHANGES

Not applicable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Government Filings

As required by the securities Act of 1933, we filed a registration statement on Form F-3 relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Securities Exchange Act, applicable to foreign private issuers. We, as a “foreign private issuer”, are exempt from the rules under the Securities Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Securities Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Securities Exchange Act. However, we anticipate filing with the SEC, within 120 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm. We also anticipate furnishing quarterly reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year, within 75 days after the end of such quarter.

You may read and copy any document we file or furnish with the SEC at reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

Documents may also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

Information provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and corresponding reports by our independent registered public accounting firm, and intend to furnish quarterly reports containing selected unaudited financial data for the three first quarter of each fiscal year. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a “Operating and Financial Review and Prospects” section for the relevant periods. As a “foreign private issuer”, we were exempt from the rules under the Securities Exchange Act of 1934 prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rule of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition as a “foreign issuer”, we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

This prospectus is only part of a Registration Statement on Form F-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room,

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	obtain a copy from the SEC’s web site or our web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2012 filed on April 24, 2013;

•	Reports on Form 6-K filed on May 21, 2013 and May 24, 2013;

•	The description of our common stock contained in our Form 8-A filed on February 14, 2007.

•

All subsequent reports on Form 20-F shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

•	Our reports on Form 6-K furnished to the SEC after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Vasiliki (Villy) Papaefthymiou

Secretary

Navios Maritime Holdings Inc.

85 Akti Miaouli Street

Piraeus, Greece 185 38

Telephone: (011) +30-210-4595000

ENFORCEABILITY OF CIVIL LIABILITIES AND

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We are incorporated under the laws of the Republic of the Marshall Islands. A majority of the directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of the assets and the assets of the directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon Navios or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against Navios or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We have obtained directors’ and officers’ liability insurance against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Articles of Incorporation, our Bylaws and under Section 60 of the Marshall Islands Business Corporations Act (“BCA”), we may indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

A limitation on the foregoing is the statutory proviso (also found in our Bylaws) that, in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Further, under Section 60 of the BCA and our Bylaws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

In addition, under Section 60 of the BCA and under our Bylaws, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred such person or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further, and as provided by both our Bylaws and Section 60 of the BCA, when a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, he will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such matter.

Likewise, pursuant to our Bylaws and Section 60 of the BCA, expenses (our Bylaws specifically includes attorneys’ fees in expenses) incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification. The Bylaws further provide that with respect to other employees, such expenses may be paid on the terms and conditions, if any, as the Board may deem appropriate.

Both Section 60 of the BCA and our Bylaws further provided that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and/or as to action in another capacity while holding office.

Under both Section 60 of the BCA and our Bylaws, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity regardless of whether the corporation would have the power to indemnify him against such liability under the foregoing.

Under Section 60 of the BCA (and as provided in our Bylaws), the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of his heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, under Section 60 of the BCA and our Bylaws, the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of his heirs, executors and administrators unless otherwise provided when authorized or ratified.

In addition to the above, our Bylaws provide that references to us includes constituent corporations, and defines ‘other enterprises’ to include employee benefit plans, “fines” to include excise taxes imposed on a person with respect to an employee benefit plan, and further defines the term ‘serving at the request of the corporation.’

Our Articles of Incorporation set out a much abbreviated version of the foregoing and make reference to the provisions of the Bylaws.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS

(a) Exhibits.

Exhibit Number	Description of Document

5.1	Opinion of Reeder & Simpson P.C. regarding legality of the shares being registered (Filed herewith).

23.1	Consent of PricewaterhouseCoopers S.A. (Filed herewith).

23.2	Consent of Reeder & Simpson P.C. (included in Exhibit 5.1 to this Registration Statement on Form F-3).

24.1	Power of Attorney (Previously filed).

ITEM 10.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided however, That:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of

1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on July 8, 2013.

NAVIOS MARITIME HOLDINGS INC.

By:	/s/ Angeliki Frangou
	Name:	Angeliki Frangou
	Title:	Chairman and Chief Executive Officer

By:	/s/ George Achniotis
	Name:	George Achniotis
	Title:	Chief Financial Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Angeliki Frangou and Vasiliki Papaefthymiou and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on July 8, 2013.

Signature	Title(s)	Date

/s/ Angeliki Frangou	Chief Executive Officer	July 8, 2013
Angeliki Frangou	(principal executive officer)

/s/ George Achniotis	Chief Financial Officer	July 8, 2013
George Achniotis	(principal financial and accounting officer)

/s/ Angeliki Frangou	Chairman of the Board	July 8, 2013
Angeliki Frangou

*	Director	July 8, 2013
Ted C. Petrone

*	Director	July 8, 2013
Vasiliki Papaefthymiou

*	Director	July 8, 2013
Spyridon Magoulas

*	Director	July 8, 2013
John Stratakis

*	Director	July 8, 2013
Efstathios Loizos

*	Director	July 8, 2013
George Malanga

*	By executing her name hereto, Angeliki Frangou is signing this document on behalf of persons indicated above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By:	/s/ Angeliki Frangou
Angeliki Frangou

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on July 8, 2013.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI
Name: Donald J. Puglisi
Title: Managing Director